Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

IN RE	:	Jointly Administered
	:	Case No. 02-10429 (JKF)
Kaiser Aluminum Corporation,	:
a Delaware corporation, et al.,	:	Chapter 11
:
:
Debtors.	:
(Kaiser Aluminum Corporation)	:	(Case No. 02-10429 (JKF))
(Kaiser Aluminum & Chemical Corporation)	:	(Case No. 02-10430 (JKF))
(Akron Holding Corporation)	:	(Case No. 02-10431 (JKF))
(Kaiser Aluminum & Chemical Investment, Inc.)	:	(Case No. 02-10433 (JKF))
(Kaiser Aluminium International, Inc.)	:	(Case No. 02-10434 (JKF))
(Kaiser Aluminum Properties, Inc.)	:	(Case No. 02-10435 (JKF))
(Kaiser Aluminum Technical Services, Inc.)	:	(Case No. 02-10436 (JKF))
(Kaiser Bellwood Corporation)	:	(Case No. 02-10437 (JKF))
(Kaiser Micromill Holdings, LLC)	:	(Case No. 02-10439 (JKF))
(Kaiser Texas Micromill Holdings, LLC)	:	(Case No. 02-10440 (JKF))
(Kaiser Sierra Micromills, LLC)	:	(Case No. 02-10441 (JKF))
(Kaiser Texas Sierra Micromills, LLC)	:	(Case No. 02-10442 (JKF))
(Oxnard Forge Die Company, Inc.)	:	(Case No. 02-10443 (JKF))
(Alwis Leasing, LLC)	:	(Case No. 02-10818 (JKF))
(Kaiser Center, Inc.)	:	(Case No. 02-10819 (JKF))
(KAE Trading, Inc.)	:	(Case No. 03-10145 (JKF))
(Kaiser Aluminum & Chemical Investment	:	(Case No. 03-10146 (JKF))
Limited (Canada))	:
(Kaiser Aluminum & Chemical Of Canada	:	(Case No. 03-10147 (JKF))
Limited (Canada))	:
(Kaiser Center Properties)	:	(Case No. 03-10149 (JKF))
(Kaiser Export Company)	:	(Case No. 03-10150 (JKF))
(Texada Mines Ltd. (Canada))	:	(Case No. 03-10152 (JKF))
:
	:	FIRST AMENDED JOINT PLAN OF
	:	REORGANIZATION OF KAISER ALUMINUM
	:	CORPORATION, KAISER ALUMINUM & CHEMICAL
	:	CORPORATION AND CERTAIN OF
	:	THEIR DEBTOR AFFILIATES

Gregory M. Gordon (TX 08435300)	Daniel J. DeFranceschi (DE 2732)
Henry L. Gompf (TX 08116400)	RICHARDS, LAYTON & FINGER, P.A.
Troy B. Lewis (TX 12308650)	One Rodney Square
Daniel P. Winikka (TX 00794873)	P.O. Box 551
JONES DAY	Wilmington, Delaware 19899
2727 North Harwood	Telephone: (302) 651-7700
Dallas, Texas 75201	Facsimile: (302) 651-7701
Telephone: (214) 220-3939
Facsimile: (214) 969-5100	ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION
Dated: August 24, 2005

PI CHANNELING INJUNCTIONS
Pursuant to section 105 and section 524(g) of the Bankruptcy Code, this plan of reorganization provides for the issuance of the PI Channeling Injunctions and Channeled PI Insurance Entity Injunction. See Sections 1.1(36), 1.1(68), 1.1(131), 1.1(188) and 12.2.c.

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

TABLE OF EXHIBITS

Exhibit 1.1(34)	Asbestos Distribution Procedures

Exhibit 1.1(39)	Asbestos PI Trust Agreement

Exhibit 1.1(66)	CTPV Distribution Procedures

Exhibit 1.1(71)	CTPV PI Trust Agreement

Exhibit 1.1(79)	Director Designation Agreement

Exhibit 1.1(102)	Funding Vehicle Trust Agreement

Exhibit 1.1(107)	Included PI Trust Insurance Policies

Exhibit 1.1(129)	NIHL Distribution Procedures

Exhibit 1.1(134)	NIHL PI Trust Agreement

Exhibit 1.1(153)	PI Trust Funding Agreement

Exhibit 1.1(167)	Registration Rights Agreement

Exhibit 1.1(185)	Settling Insurance Companies

Exhibit 1.1(186)	Silica Distribution Procedures

Exhibit 1.1(191)	Silica PI Trust Agreement

Exhibit 1.1(194)	Stock Transfer Restriction Agreement

Exhibit 4.2	Restructuring Transactions

Exhibit 4.3.a(i)	Certificate of Incorporation and Bylaws of Reorganized KAC

Exhibit 4.3.a(ii)	Certificates of Incorporation and Bylaws of Reorganized Kaiser Trading

Exhibit 4.3.b	Initial Directors and Officers of Certain Reorganized Debtors

Exhibit 4.3.c	List of Employment and Other Agreements and Plans that Are in Effect and/or Will Take Effect as of the Effective Date

Exhibit 6.1.a	Schedule of Executory Contracts and Unexpired Leases to Be Assumed or Assumed and Assigned

All Exhibits to the Plan will be Filed with the Clerk of the Bankruptcy Court not later than the earlier of (a) 30 days prior to the commencement of the hearing on Confirmation of the Plan and (b) 15 days prior to the deadline for filing objections to Confirmation of the Plan. Such Exhibits, together with the Plan and the Disclosure Statement, may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Such Exhibits, together with the Plan and the Disclosure Statement, will also be available for download from the following website: www.kaiseraluminum.com. Holders of Claims and Interests in the Debtors may also obtain a copy of such Exhibits, once Filed, together with the Plan and the Disclosure Statement, from KAC by a written request sent to the following address:
Kaiser Aluminum Corporation
27422 Portola Parkway, Ste. 350
Foothill Ranch, California 92610-2831
Attn: General Counsel

INTRODUCTION
          Kaiser Aluminum Corporation (“KAC”), Kaiser Aluminum & Chemical Corporation (“KACC”), and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose the following joint plan of reorganization for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. § 1129. Reference is made to the Debtors’ Disclosure Statement, Filed contemporaneously with the Plan, for a discussion of the history, businesses, results of operations, historical financial information, projections and properties of the Debtors, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be Filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.
ARTICLE I
DEFINED TERMS, RULES OF INTERPRETATION
AND COMPUTATION OF TIME
     1.1 Defined Terms
          As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
     (1) “6-1/2% RPC Revenue Bond Claim” means a claim against KACC under or in respect of one or more 6-1/2% RPC Revenue Bonds or appurtenant coupons and the 6-1/2% RPC Revenue Bond Indenture.
     (2) “6-1/2% RPC Revenue Bond Indenture” means the Indenture of Trust, dated as of March 1, 1978, between Jackson County, West Virginia and the 6-1/2% RPC Revenue Bond Indenture Trustee, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (3) “6-1/2% RPC Revenue Bond Indenture Trustee” means The Bank of New York, as successor indenture trustee under the 6-1/2% RPC Revenue Bond Indenture or any subsequent successor indenture trustee.
     (4) “6-1/2% RPC Revenue Bonds” means the Jackson County, West Virginia, Refunding Pollution Control Revenue Bonds, Series 1978 (Kaiser Aluminum & Chemical Corporation Project) issued pursuant to the 6-1/2% RPC Revenue Bond Indenture in an aggregate outstanding principal amount of $12,400,000.
     (5) “7-3/4% SWD Revenue Bond Claim” means a Claim against a Debtor under or in respect of one or more 7-3/4% SWD Revenue Bonds and the 7-3/4% SWD Revenue Bond Indenture.
     (6) “7-3/4% SWD Revenue Bond Indenture” means the Trust Indenture, dated as of December 1, 1992, between Parish of St. James, State of Louisiana and the 7-3/4% SWD Revenue Bond Indenture Trustee, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (7) “7-3/4% SWD Revenue Bond Indenture Trustee” means J.P. Morgan Trust Company, N.A., as successor indenture trustee under the 7-3/4% SWD Revenue Bond Indenture or any subsequent successor indenture trustee.
     (8) “7-3/4% SWD Revenue Bonds” means the Parish of St. James, State of Louisiana, Solid Waste Disposal Revenue Bonds (Kaiser Aluminum Project) Series 1992 issued pursuant to the 7.60% SWD Revenue Bond Indenture in an outstanding principal amount of $20,000,000.

     (9) “7-3/4% SWD Revenue Bond Settlement” means the settlement relating to the dispute involved in the adversary proceeding filed January 13, 2004, and styled Paul J. Guillot v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-51165 (JKF) approved pursuant to the order entered by the Bankruptcy Court on June 2, 2005.
     (10) “7.60% SWD Revenue Bond Claim” means a Claim against KACC under or in respect of one or more 7.60% SWD Revenue Bonds and the 7.60% SWD Revenue Bond Indenture.
     (11) “7.60% SWD Revenue Bond Indenture” means the Indenture of Trust, dated as of March 1, 1997, by and between The Industrial Development Corporation of Spokane County, Washington and the 7.60% SWD Revenue Bond Indenture Trustee, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (12) “7.60% SWD Revenue Bond Indenture Trustee” means HSBC Bank USA, as successor indenture trustee under the 7.60% SWD Revenue Bond Indenture or any subsequent successor indenture trustee.
     (13) “7.60% SWD Revenue Bonds” means The Industrial Development Corporation of Spokane County, Washington, 7.60% Solid Waste Disposal Revenue Bonds (Kaiser Aluminum and Chemical Corporation Project) Series 1997 issued pursuant to the 7.60% SWD Revenue Bond Indenture in an outstanding principal amount of $19,000,000.
     (14) “9-7/8% Senior Note Claim” means a Claim against KACC and the Debtor Guarantors under or in respect of one or more 9-7/8% Senior Notes and the 9-7/8% Senior Note Indenture.
     (15) “9-7/8% Senior Note Indenture” means the Indenture, dated as of February 17, 1994, by and among KACC, the Debtor Guarantors, the Alumina Subsidiary Debtors and the 9-7/8% Senior Note Indenture Trustee, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (16) “9-7/8% Senior Note Indenture Trustee” means Deutsche Bank Trust Company, National Association, as successor indenture trustee under the 9-7/8% Senior Note Indenture or any subsequent successor indenture trustee.
     (17) “9-7/8% Senior Notes” means the 9-7/8% senior notes due 2002, issued by KACC pursuant to the 9-7/8% Senior Note Indenture in an outstanding principal amount of $172,780,000.
     (18) “10-7/8% Senior Note Claim” means a Claim against KACC and the Debtor Guarantors under or in respect of one or more 10-7/8% Senior Notes and the applicable 10-7/8% Senior Note Indenture.
     (19) “10-7/8% Senior Note Indentures” means, together, the Indenture, dated as of October 23, 1996, and the Indenture, dated as of December 23, 1996, in each case, by and among KACC, the Debtor Guarantors, the Alumina Subsidiary Debtors and the 10-7/8% Senior Note Indenture Trustee, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (20) “10-7/8% Senior Note Indenture Trustee” means U.S. Bank National Association, as successor indenture trustee under the 10-7/8% Senior Note Indentures or any subsequent successor indenture trustee.
     (21) “10-7/8% Senior Notes” means the 10-7/8% Series B senior notes due 2006 and the 10-7/8% Series D senior notes due 2006, issued by KACC pursuant to the 10-7/8% Senior Note Indentures in outstanding principal amounts of $175,000,000 and $50,000,000, respectively.
     (22) “Administrative Claim” means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of each Debtor, including Claims based on liabilities incurred by such Debtor in the ordinary course of its business and Claims under the DIP Financing Facility; (b) Professional Fee Claims; (c) US Trustee Fees; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and Section 2-702 of the Uniform Commercial Code; and (e) unpaid Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement; provided, however, that except as otherwise provided in the Intercompany Claims Settlement, no Intercompany Claim will constitute an Administrative Claim.
     (23) “Administrative Claim Bar Date” means the date by which, except as otherwise provided in the Plan, all requests for payment of Administrative Claims are required to be Filed with the Bankruptcy Court.
     (24) “Administrative Claim Bar Date Order” means the order of the Bankruptcy Court (which may be the Confirmation Order) establishing the Administrative Claim Bar Date.
     (25) “Administrative Trade Claim” means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor’s business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.
     (26) “AJI” means Alpart Jamaica Inc.
     (27) “Allowed Claim” means:
          a. with respect to a Claim other than a Channeled Personal Injury Claim, a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;
          b. with respect to a Claim other than a Channeled Personal Injury Claim, a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or
          c. with respect to a Claim other than a Channeled Personal Injury Claim, a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Debtor and Claim holder prior to the Effective Date and approved by the Bankruptcy Court; (ii) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder after the Effective Date; (iii) in any contract, instrument or other agreement or document entered into in connection with the Plan prior to the Effective Date and approved by the Bankruptcy Court; (iv) in a Final Order; or (v) pursuant to the Plan.
     (28) “Allowed Class . . . Claim” means an Allowed Claim in the particular Class described. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.
     (29) “Allowed Class . . . Interest” means an Allowed Interest in the particular Class described.
     (30) “Allowed Interest” means an Interest: (a) that is registered as of the Distribution Record Date in a stock register that is maintained by or on behalf of the applicable Debtor or evidenced in writing by an instrument, agreement or other document and (b)(i) is not a Disputed Interest or (ii) has been allowed by a Final Order.
     (31) “Alumina Subsidiary Debtors” means AJI, KJC, KAAC and KFC.
     (32) “Alumina Subsidiary Plans” means the third amended joint plans of liquidation for AJI and KJC and for KAAC and KFC Filed with the Bankruptcy Court on February 25, 2005, as the same may have been or may be amended, modified or supplemented.
     (33) “Asbestos Claimants’ Committee” means the official asbestos claimants’ committee appointed by the US Trustee in the Reorganization Cases on February 25, 2002 pursuant to section 1102 of the Bankruptcy Code as such appointment has been subsequently modified.

     (34) “Asbestos Distribution Procedures” means the Asbestos Distribution Procedures in substantially the form of Exhibit 1.1(34).
     (35) “Asbestos Personal Injury Claim” means a Claim, remedy, liability or Demand against one or more of the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise, for death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, in whole or in part, by the presence of or exposure (whether prior to, on or after the Petition Date) to asbestos or asbestos-containing products, including asbestos or asbestos-containing products that was or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, replaced or disposed of, or present at any premises owned, leased, occupied or operated, by a Debtor or any entity for which any of the Debtors allegedly has liability, including any Claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general and special damages) and punitive damages and any Claim, remedy, liability, or Demand for reimbursement, indemnification, subrogation or contribution (including but not limited to any Indirect Channeled Personal Injury Claim attributable to asbestos). Asbestos Personal Injury Claims shall include any Claim, remedy, liability or Demand under any settlement entered into by or on behalf of a Debtor prior to the Petition Date based upon or arising out of an Asbestos Personal Injury Claim. A workman’s compensation or occupational disability claim brought directly by a past or present employee of a Debtor under an applicable workman’s compensation or occupational disability statute against such Debtor will not constitute an Asbestos Personal Injury Claim; provided, however, that claims by past and present employees of a Debtor under Louisiana law that include allegations of exposure in the Debtors’ facilities in Louisiana, some of which occurred prior to July 16, 1976, and liability allegations against so-called “executive officers” in those Louisiana locations to whom responsibility for plant safety issues allegedly had been delegated will not be deemed to be brought under an applicable workman’s compensation or occupational disability statute.
     (36) “Asbestos PI Channeling Injunction” means an order or orders issued or affirmed by the District Court in accordance with and pursuant to section 524(g) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claims, all of which will be channeled to the Asbestos PI Trust for resolution as set forth in the Asbestos PI Trust Distribution Procedures (other than actions brought in conformity and compliance with the provisions hereof to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the Asbestos PI Trust), including, but not limited to:
          a. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;
          b. enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;
          c. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;
          d. setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

          e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.
     (37) “Asbestos PI TAC” means the Asbestos PI Trust Advisory Committee established pursuant to the Plan and the Asbestos PI Trust Agreement.
     (38) “Asbestos PI Trust” means the trust established in accordance with the Asbestos PI Trust Agreement.
     (39) “Asbestos PI Trust Agreement” means the Asbestos PI Trust Agreement to be entered into by Reorganized KACC and the Asbestos PI Trustees in substantially the form of Exhibit 1.1(39).
     (40) “Asbestos PI Trustees” means the individuals confirmed by the Bankruptcy Court to serve as the trustees of the Asbestos PI Trust pursuant to the Plan or who subsequently may be appointed to serve as trustees of the Asbestos PI Trust pursuant to the Asbestos PI Trust Agreement.
     (41) “Ballot” means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan.
     (42) “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended, as applicable to the Reorganization Cases.
     (43) “Bankruptcy Court” means the District Court and, to the extent of any reference made pursuant to 28 U.S.C. § 157, the bankruptcy unit of such District Court.
     (44) “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended, as applicable to the Reorganization Cases.
     (45) “Bar Date” means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including a Bar Date Order and the Confirmation Order.
     (46) “Bar Date Order” means any order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, including the orders entered October 29, 2002, March 17, 2003 and December 16, 2003, as the same may have been or may be amended, modified or supplemented.
     (47) “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
     (48) “Bylaws” means, with respect to a Reorganized Debtor, the bylaws, regulations or other comparable document of such Reorganized Debtor, to be amended and restated in accordance with Section 4.3 hereof.
     (49) “Canadian Debtor” means KACOCL, Kaiser Aluminum & Chemical Canada Investment Limited or Texada Mines Ltd.
     (50) “Canadian Proceeding” means the ancillary proceeding filed by the Canadian Debtors, in Canada under Section 18.6 of the Canadian Companies’ Creditors Arrangement Act, R.S.C. 1985 c. C-36, as amended, in the Superior Court of Justice for Ontario, Canada.
     (51) “Cash” means the legal tender of the United States of America.
     (52) “Cash Investment Yield” means the net yield earned by the applicable Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan (including any Cash dividends and other Cash distributions on account of New Common Stock), which investment will be in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines.
     (53) “Certificate of Incorporation” means, with respect to any Reorganized Debtor, the articles or certificate of incorporation or other comparable document of such Reorganized Debtor, to be amended and restated in accordance with Section 4.3 hereof.
     (54) “Channeled Personal Injury Claims” means, collectively, Asbestos Personal Injury Claims, CTPV Personal Injury Claims, NIHL Personal Injury Claims and Silica Personal Injury Claims.
     (55) “Channeled PI Insurance Entity Injunction” means the injunction set forth in Section 12.2.c.
     (56) “Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.
     (57) “Claims Objection Bar Date” means, for all Claims, other than Channeled Personal Injury Claims and those Claims allowed in accordance with Section 1.1(27), the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order or a Final Order.
     (58) “Class” means a class of Claims or Interests, as described in Article II.
     (59) “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court.
     (60) “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
     (61) “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.
     (62) “Confirmation Order” means the order or orders of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, and establishing, inter alia, the PI Channeling Injunctions and the Channeled PI Insurance Entity Injunction.
     (63) “Contractual Subordination Disputes” means any or all of the following matters pending in the jointly administered Reorganization Cases: (a) the adversary proceeding styled Paul J. Guillot v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-51165 (JKF); (b) the motion Filed by the Senior Subordinated Note Indenture Trustee to determine the classification of the Senior Subordinated Note Claims under any plans of reorganization Filed by the Debtors or the Other Debtors that guaranteed the Senior Subordinated Notes; and (c) the adversary proceeding styled U.S. Bank National Association v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-55115 (JKF).
     (64) “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors appointed by the US Trustee in the chapter 11 cases of the Debtors and Other Debtors on February 25, 2002 pursuant to section 1102 of the Bankruptcy Code, as such appointment has been subsequently modified.
     (65) “CTPV” means coal tar pitch volatiles.
     (66) “CTPV Distribution Procedures” means the CTPV Distribution Procedures in substantially in the form of Exhibit 1.1(66).
     (67) “CTPV Personal Injury Claim” means a Claim or remedy, liability or Demand against one or more of the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise, for death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, in whole or in part, by the presence of or exposure (whether prior to, on or after the Petition Date) to CTPV present in or released into any premises owned, leased, occupied or operated by a Debtor or any entity for which any of the Debtors allegedly has liability, including any Claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general and special damages) and punitive damages and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation or contribution (including but not limited to any Indirect Channeled Personal Injury Claim attributable to CTPV). CTPV Personal Injury Claims shall include any Claim, remedy, liability or Demand under any settlement entered into by or on behalf of a Debtor prior to the Petition Date based upon or arising out of a CTPV Personal Injury Claim. A workman’s compensation or occupational disability claim brought directly by a past or present employee of a Debtor under an applicable workman’s compensation or occupational disability statute against such Debtor will not constitute a CTPV Personal Injury Claim; provided, however, that claims by past and present employees of a Debtor under Louisiana law that include allegations of exposure in the Debtors’ facilities in Louisiana, some of which occurred prior to July 16, 1976, and liability allegations against so-called “executive officers” in those Louisiana locations to whom responsibility for plant safety issues allegedly had been delegated will not be deemed to be brought under an applicable workman’s compensation or occupational disability statute.
     (68) “CTPV PI Channeling Injunction” means an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any CTPV Personal Injury Claims, all of which will be channeled to the CTPV PI Trust for resolution as set forth in the CTPV Distribution Procedures (other than actions brought in conformity and compliance with the provisions hereof to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the CTPV PI Trust), including, but not limited to:
          a. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;
          b. enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;
          c. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;
          d. setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and
          e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the CTPV PI Trust, except in conformity and compliance therewith.
     (69) “CTPV PI TAC” means the CTPV PI Trust Advisory Committee established pursuant to the Plan and the CTPV PI Trust Agreement.
     (70) “CTPV PI Trust” means the CTPV PI Trust established in accordance with the CTPV PI Trust Agreement.

     (71) “CTPV PI Trust Agreement” means the CTPV PI Trust Agreement to be entered into by Reorganized KACC and the CTPV PI Trustees in substantially the form of Exhibit 1.1(71).
     (72) “CTPV PI Trustee” means the Future Silica and CTPV Claimants’ Representative or the individual who subsequently may be appointed to serve as the trustee of the CTPV PI Trust pursuant to the CTPV PI Trust Agreement, as the case may be.
     (73) “Cure Amount Claim” means a Claim based upon a Debtor’s defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.
     (74) “Debtor Guarantors” means, collectively: Kaiser Bellwood Corporation; Kaiser Micromill Holdings, LLC; Kaiser Texas Micromill Holdings, LLC; Kaiser Sierra Micromills, LLC; and Kaiser Texas Sierra Micromills, LLC.
     (75) “Debtors” has the meaning set forth in the introductory paragraph of the Plan.
     (76) “Demand” means a demand for payment, present or future, that: (a) was not a Claim during the Reorganization Cases; (b) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Channeling Injunction, the CTPV PI Channeling Injunction or the Silica PI Channeling Injunction; and (c) is to be paid by the applicable PI Trust pursuant to the Plan.
     (77) “DIP Financing Facility” means, collectively: (a) the Secured Superpriority Debtor In Possession Revolving Credit and Guaranty Agreement, dated as of February 11, 2005, among the Debtors identified as “Borrowers” and the Debtors identified as “Guarantors” thereunder, those entities identified therein as “Lenders” thereunder, JPMorgan Chase Bank, National Association, as “Administrative Agent, Documentation Agent and Collateral Agent” thereunder, J.P. Morgan Securities Inc., as “Lead Arranger, Sole Bookrunner and Syndication Agent” thereunder and The CIT Group/Business Credit, Inc., as “Co-Arranger” thereunder; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).
     (78) “DIP Lender” means, collectively: JPMorgan Chase Bank, National Association; The CIT Group/Business Credit, Inc.; and each of the other financial institutions from time to time identified as “Lenders” in the DIP Financing Facility and their respective successors and assigns.
     (79) “Director Designation Agreement” means the agreement between Reorganized KAC and the USW relating to the designation of directors of Reorganized KAC in substantially the form of Exhibit 1.1(79).
     (80) “Disbursing Agent” means Reorganized KAC, in its capacity as a disbursing agent in accordance with the Plan, or any Third Party Disbursing Agent.
     (81) “Disclosure Statement” means the disclosure statement that relates to the Plan (including all Exhibits and schedules thereto or referenced therein), as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.
     (82) “Disputed Claim” means:
          a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor or Reorganized Debtor or, prior to the Confirmation Date, any other party in interest has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor’s Schedules as disputed, contingent or unliquidated;

          b. if a proof of Claim or proof of Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor’s Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor or Reorganized Debtor or, prior to the Confirmation Date, any other party in interest by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (v) a Tort Claim; or (vi) a Channeled Personal Injury Claim, which will be resolved pursuant to the PI Trust Distribution Procedures, in each case, other than an Allowed Claim under Section 1.1(27); or
          c. a Claim for damages in respect of an Executory Contract or Unexpired Lease that has been rejected or is anticipated to be rejected under section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not occurred and such Claim is not otherwise an Allowed Claim.
     (83) “Disputed Interest” means an Interest as to which an objection has been timely Filed under applicable law and such has not been withdrawn on or before any date fixed by the Plan or by order of the Bankruptcy Court for Filing such objections and such objection has not been denied by a Final Order.
     (84) “Distribution Record Date” means the close of business on the date announced by the Debtors that is not more than five Business Days preceding the then-anticipated Effective Date.
     (85) “District Court” means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases.
     (86) “Document Website” means the Internet site with the address www.kaiseraluminum.com at which the Plan, the Disclosure Statement and all Exhibits and schedules to the Plan and to the Disclosure Statement will be available, without charge, to any party in interest and the public.
     (87) “Effective Date” means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date have been met or waived.
     (88) “Environmental Settlement Agreement” means the consent decree entered by the Bankruptcy Court on October 27, 2003, and agreed to by the United States of America, the States of California, Rhode Island and Washington, the Puyallup Tribe of Indians and KACC, as the same may have been or may be modified, amended or supplemented.
     (89) “Equity Claim” means a legal, equitable or contractual Claim arising from any share or other stock ownership interest in a Debtor, whether or not transferable or denominated “stock,” or similar security, and any options, warrants, convertible security, liquidation preference or other right to acquire such shares or other ownership interest, including but not limited to Claims arising from rescission of the purchase or sale of such stock ownership interests, for damages arising from the purchase or sale of such stock ownership interest or for reimbursement or contribution on account of such Claim.
     (90) “Equity Incentive Plan” means the Equity Incentive Plan to be adopted by Reorganized KAC on the Effective Date listed on Exhibit 4.3.c.
     (91) “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461, as now in effect or hereafter amended.
     (92) “Estate” means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

     (93) “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a-78jj, as now in effect or hereafter amended.
     (94) “Executory Contract or Unexpired Lease” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.
     (95) “Exit Financing Facility” means a revolving credit facility in the currently anticipated principal amount of $200,000,000, including a $60,000,000 letter of credit sub-facility and a $17,500,000 swingline loan sub-facility and a term loan in the currently anticipated principal amount of $50,000,000, which will be entered into by Reorganized KAC as “Borrower,” certain of the other Reorganized Debtors or their successors as “Borrowers” or as “Guarantors,” the JPMorgan Chase Bank, National Association, as “Administrative Agent” and the other financial institutions named therein on the Effective Date.
     (96) “Exit Financing Facility Agent Bank” means JPMorgan Chase Bank, National Association, as ”Administrative Agent” under the Exit Financing Facility.
     (97) “Face Amount” means when used with reference to a Disputed Claim in Class 9: (a) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; (b) if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, or if the proof of Claim specified an unliquidated amount, the amount of the Claim (i) acknowledged by the applicable Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, (ii) estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, or (iii) proposed by the applicable Debtor and approved by the Creditors’ Committee prior to the Effective Date; or (c) if neither (a) nor (b) above are applicable, an amount estimated by the applicable Debtor so long as such estimated amount is not less than either (i) any amount of such Claim as estimated by the Bankruptcy Court or (ii) the liquidated portion of the amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law.
     (98) “Fee Order” means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court on April 22, 2002 as subsequently revised.
     (99) “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.
     (100) “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing has been denied or has resulted in no modification of such order.
     (101) “Funding Vehicle Trust” means the trust established in accordance with the Funding Vehicle Trust Agreement.
     (102) “Funding Vehicle Trust Agreement” means the Funding Vehicle Trust Agreement to be entered into by Reorganized KACC and the Funding Vehicle Trustees in substantially the form of Exhibit 1.1(102).
     (103) “Funding Vehicle Trustees” means the individuals serving from time to time as the Asbestos PI Trustees and the Silica PI Trustee.

     (104) “Future Asbestos Claimants’ Representative” means Martin J. Murphy, Esq., appointed by order of the Bankruptcy Court on January 27, 2003 as the legal representative for future asbestos-related claimants for the purpose of protecting the interests of persons that may subsequently assert asbestos-related Demands channeled to the Asbestos PI Trust (or any court-appointed successor).
     (105) “Future Silica and CTPV Claimants’ Representative” means Anne M. Ferazzi, Esq., appointed by order of the Bankruptcy Court on June 22, 2004 as the legal representative for future silica-related and CTPV-related claimants for the purpose of protecting the interests of persons that may subsequently assert silica-related or CTPV-related Demands channeled to the Silica PI Trust or the CTPV PI Trust, as the case may be (or any court-appointed successor).
     (106) “General Unsecured Claim” means an Unsecured Claim classified in Class 9.
     (107) “Included PI Trust Insurance Policies” means those insurance policies described on Exhibit 1.1(107).
     (108) “Indenture Trustees” means, collectively, the 9-7/8% Senior Note Indenture Trustee, the 10-7/8% Senior Note Indenture Trustee, the Senior Subordinated Note Indenture Trustee, the 7-3/4% SWD Revenue Bond Indenture Trustee, the 7.60% SWD Revenue Bond Indenture Trustee and the 6-1/2% RPC Revenue Bond Indenture Trustee or any successor to any of them.
     (109) “Indirect Channeled Personal Injury Claim” means any Claim for reimbursement, indemnification, subrogation, contribution or indemnity, whether contractual or implied by law, and any derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty whatsoever, on account of or with respect to a Channeled Personal Injury Claim.
     (110) “Initial Availability Amount” means, as calculated as of the Effective Date, the sum of (a) the consolidated cash balance of Reorganized KAC plus (b) the available liquidity under the revolving credit facility component of the Exit Financing Facility, in each case after giving effect to (i) the Initial VEBA Contributions and all other cash payments (including accruals or reserves in respect thereof) required in connection with the Plan, (ii) the initial availability amount required under the revolving credit facility component of the Exit Financing Facility, and (iii) any availability blocks required under the revolving credit facility component of the Exit Financing Facility.
     (111) “Initial VEBA Contribution” means (a) 85.5% in the case of the Union VEBA Trust and 14.5% in the case of the Retired Salaried Employee VEBA Trust times (b)(i) the excess of the Initial Availability Amount above $50,000,000, but in no event more than $36,000,000 less (ii) the aggregate of all amounts contributed to the Union VEBA Trust and Retired Salaried Employee VEBA Trust prior to the Effective Date (other than that certain one-time payment of $1,000,000 made to the Union VEBA Trust on or about March 31, 2005).
     (112) “Insurance Settlement Escrow Funds” means the funds held in accordance with escrow agreements created to hold funds paid after the Petition Date in respect of insurance settlements for the benefit of holders of any Channeled Personal Injury Claims, including the settlement agreement, dated as of April 9, 2003, between KACC and Employers Surplus Lines Insurance Company, the settlement agreement, dated as of March 14, 2003, between KACC and Kingscroft Insurance Company Limited, Walbrook Insurance Company Limited, El Paso Insurance Company Limited, Lime Street Insurance Company Limited, Mutual Reinsurance Company Limited, The Bermuda Fire & Marine Insurance Company Limited, In Liquidation, Bryanston Insurance Company Limited and Southern American Insurance Company, the settlement agreement, dated as of April 8, 2003, between KACC and National Casualty Company and the settlement agreement, dated as of November 11, 2004, between KACC and Insurance Company of the West.
     (113) “IRC” means the Internal Revenue Code of 1986, as now in effect or hereafter amended.
     (114) “Intercompany Claim” means any Claim by a Debtor or Other Debtor against any Debtor.

     (115) “Intercompany Claims Settlement” means the settlement and release agreement among the Debtors, the Other Debtors and the Creditors’ Committee, dated as of October 5, 2004, as the same may have been or may be modified, amended or supplemented.
     (116) “Intercompany Claims Settlement Order” means the order entered by the Bankruptcy Court on February 1, 2005, as amended by a further order entered by the Bankruptcy Court on February 15, 2005, and approving the settlement of all claims of the Debtors and Other Debtors against another Debtor or Other Debtor pursuant to the Intercompany Claims Settlement.
     (117) “Interest” means: (a) any share or other ownership interest in a Debtor, whether or not transferable or denominated “stock,” or similar security, and any options, warrants, convertible security, liquidation preference or other right to acquire such shares or other ownership interests; and (b) any Equity Claim.
     (118) “KAAC” means Kaiser Alumina Australia Corporation.
     (119) “KACOCL” means Kaiser Aluminum & Chemical of Canada Limited.
     (120) “KBC” means Kaiser Bauxite Company.
     (121) “Kaiser Companies” means the Debtors, the Other Debtors and each affiliate (within the meaning of sections 101(2)A and 101(2)B of the Bankruptcy Codes) of any Debtor or Other Debtor.
     (122) “Kaiser Trading” means KAE Trading, Inc.
     (123) “KFC” means Kaiser Finance Corporation.
     (124) “KFC Claim” means the prepetition Claim of KFC against KACC in the amount of $1,106,000,000.
     (125) “KJC” means Kaiser Jamaica Corporation.
     (126) “MAXXAM” means MAXXAM Inc. and MAXXAM Group Holdings, Inc. and their successors and assigns.
     (127) “New Common Stock” means the shares of common stock, par value $0.01 per share, of Reorganized KAC, authorized pursuant to the Certificate of Incorporation of Reorganized KAC.
     (128) “NIHL” means noise induced hearing loss.
     (129) “NIHL Distribution Procedures” means the NIHL Distribution Procedures in substantially the form of Exhibit 1.1(129).
     (130) “NIHL Personal Injury Claim” means a Claim, remedy or liability against one or more of the Debtors, whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise, for loss, impairment or injury as to hearing (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to, on or after the Petition Date) to sound, whether or not referred to as noise, at any premises owned, leased or operated by a Debtor or any entity for which any of the Debtors allegedly has liability, including any Claim, remedy or liability for compensatory damages (such as loss of consortium, proximate, consequential, general and special damages) and punitive damages and any Claim, remedy, liability for reimbursement, indemnification, subrogation or contribution (including but not limited to any Indirect Channeled Person Injury Claim attributable to NIHL). NIHL Personal Injury Claims shall include any Claim, remedy or liability under any settlement entered into by or on behalf of a Debtor prior to the Petition Date based upon or arising out of an NIHL Personal Injury Claim. A workman’s compensation or occupational disability claim brought directly by a past or present employee of a Debtor under an applicable workman’s compensation or occupational disability statute against such Debtor will not constitute an NIHL Personal Injury Claim; provided, however, that claims by past and present employees of a Debtor under Louisiana law that include allegations of exposure in the Debtors’ facilities in Louisiana, some of which occurred prior to July 16, 1976, and liability allegations against so-called “executive officers” in those Louisiana locations to whom responsibility for plant safety issues allegedly had been delegated will not be deemed to be brought under an applicable workman’s compensation or occupational disability statute.
     (131) “NIHL PI Channeling Injunction” means an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any NIHL Personal Injury Claims, all of which will be channeled to the NIHL PI Trust for resolution as set forth in the NIHL Distribution Procedures (other than actions brought in conformity and compliance with the provisions hereof to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the NIHL PI Trust), including, but not limited to:
          a. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;
          b. enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;
          c. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;
          d. setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and
          e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the NIHL PI Trust, except in conformity and compliance therewith.
     (132) “NIHL PI TAC” means the NIHL PI Trust Advisory Committee established pursuant to the terms of the Plan and the NIHL PI Trust Agreement.
     (133) “NIHL PI Trust” means the trust established in accordance with the NIHL PI Trust Agreement.
     (134) “NIHL PI Trust Agreement” means the NIHL PI Trust Agreement to be entered into by Reorganized KAC and the NIHL PI Trustees in substantially the form of Exhibit 1.1(134).
     (135) “NIHL PI Trustee” means the individual confirmed by the Bankruptcy Court to serve as the trustee of the NIHL PI Trust pursuant to the terms of the Plan or who subsequently may be appointed to serve as the trustee of the NIHL PI Trust pursuant to the terms of the NIHL PI Trust Agreement.
     (136) “Old Stock of . . .” or “ . . . Old Stock” means, when used with reference to a particular Debtor, the Interests issued by or in respect of such Debtor.

     (137) “Ordinary Course Professionals Order” means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary Course of Their Businesses entered by the Bankruptcy Court on or about March 19, 2002, as subsequently revised.
     (138) “Other Debtor” means an Alumina Subsidiary Debtor or KBC, as the case may be.
     (139) “Other Unsecured Claims” means Unsecured Claims other than Claims classified in Class 4, Subclass 9A or Class 10.
     (140) “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and an agency of the United States of America that administers the defined benefit pension plan termination insurance programs under Title IV of ERISA.
     (141) “PBGC Claims” means the Claims (excluding any Administrative Claims) of the PBGC against the Debtors arising from or related to the pension plans that were or are maintained by the Debtors or Other Debtors and guaranteed by the PBGC, as such Claims are allowed pursuant to the PBGC Settlement Agreement.
     (142) “PBGC Settlement Agreement” means the agreement among KACC and the PBGC, dated as of October 14, 2004, as the same may have been or may be modified, amended or supplemented.
     (143) “Petition Date” means as to any Debtor, the date on which the Reorganization Case of such Debtor was commenced.
     (144) “PI Channeling Injunction” means, as applicable, the Asbestos PI Channeling Injunction, the CTPV PI Channeling Injunction, the NIHL PI Channeling Injunction or the Silica PI Channeling Injunction.
     (145) “PI Insurance Assets” means: (a) rights to receive proceeds from Included PI Trust Insurance Policies in respect of Channeled Personal Injury Claims; and (b) the Cash paid or to be paid pursuant to settlement agreements with any PI Insurance Company entered into prior to the Effective Date in respect of Included PI Trust Insurance Policies and allocable to payment of Channeled Personal Injury Claims, including the Insurance Settlement Escrow Funds.
     (146) “PI Insurance Company” means any insurance company, insurance broker or syndicate insurance broker, guaranty association or any other entity that may have liability under an Included PI Trust Insurance Policy, including any reinsurers with respect to claims covered by an Included PI Trust Insurance Policy, provided, however, PI Insurance Company shall not include any Protected Party.
     (147) “PI Insurance Coverage Action” means any claim, cause of action or right of the Debtors or any of them, under the laws of any jurisdiction, against any PI Insurance Company, arising from or related to: (a) any such PI Insurance Company’s failure or refusal to provide or pay under an Included PI Trust Insurance Policy in respect of a Channeled Personal Injury Claim; (b) failure or refusal of any PI Insurance Company to compromise and settle any Channeled Personal Injury Claim under or pursuant to any Included PI Trust Insurance Policy; or (c) the interpretation or enforcement of the terms of any Included PI Trust Insurance Policy in respect of a Channeled Personal Injury Claim.
     (148) “PI Insurer Coverage Defenses” means all defenses at law or in equity that any PI Insurance Company of an Included PI Trust Insurance Policy may have under applicable non-bankruptcy law to provide insurance coverage to or for Channeled Personal Injury Claims or Trust Expenses of the Funding Vehicle Trust or any PI Trust that have been channeled to or assumed by or incurred by the Funding Vehicle Trust or a PI Trust, respectively, pursuant to the Plan, except for (a) any defense that the transfer of the Debtors’ rights as to Included PI Trust Insurance Policies pursuant to the Plan is invalid or unenforceable or otherwise breaches the terms of such coverage and (b) any defense that the drafting, proposing, confirmation or consummation of a plan of reorganization (as opposed to the terms, operation, effect or unreasonableness of any of the Plan or the Exhibits to the Plan) and/or the discharge and/or release of the Debtors from liability for Channeled Personal Injury Claims pursuant to the Plan operates to, or otherwise results in, the elimination of or the reduction in any obligation such insurers may have under such transferred rights as to Included PI Trust Insurance Policies.
     (149) “PI Trust” means, as applicable, the Asbestos PI Trust, the CTPV PI Trust, the NIHL PI Trust or the Silica PI Trust.
     (150) “PI Trust Agreement” means, as applicable, the Asbestos PI Trust Agreement, the CTPV PI Trust Agreement, the NIHL PI Trust Agreement or the Silica PI Trust Agreement.
     (151) “PI Trust Assets” means: (a) the PI Insurance Assets; (b) 100 shares of common stock of Reorganized Kaiser Trading, constituting 100% of the outstanding equity interest of such company; (c) Cash in an amount equal to $13,000,000; and (d) 75% of the KFC Claim to be transferred to the PI Trusts in accordance with Section 4.2.f of the Intercompany Claims Settlement.
     (152) “PI Trust Distribution Procedures” means, as applicable, the Asbestos Distribution Procedures, the CTPV Distribution Procedures, the NIHL Distribution Procedures or the Silica Distribution Procedures.
     (153) “PI Trust Funding Agreement” means the Tort Claimants Term Sheet attached as Exhibit 1.1(153), as the same may be modified, amended or supplemented.
     (154) “Plan” means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.
     (155) “Prepetition Indentures” means, collectively, the 9-7/8% Senior Note Indenture, the 10-7/8% Senior Note Indentures, the Senior Subordinated Note Indenture, the 7-3/4% SWD Revenue Bond Indenture, the 7.60% SWD Revenue Bond Indenture and the 6-1/2% RPC Revenue Bond Indenture.
     (156) “Priority Claim” means a Claim against any Debtor that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.
     (157) “Priority Tax Claim” means a Claim arising under United States federal, state or local Tax laws that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.
     (158) “Professional” means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
     (159) “Professional Fee Claims” mean the Claims of (a) any Professional in the Reorganization Cases pursuant to sections 330 or 1103 of the Bankruptcy Code or (b) any Professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to sections 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     (160) “Pro Rata Share” means, when used with reference to a distribution to a holder of an Allowed Claim in a Class pursuant to Article III, that share of the property to be distributed on account of all Allowed Claims in such Class so that the ratio of (a)(i) the amount of such property distributed on account of the particular Allowed Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the aggregate amount of such property distributed on account of all Allowed Claims in such Class to (ii) the aggregate amount of all Allowed Claims in such Class.
     (161) “Protected Party” means any of the following parties:
          a. the Debtors;

          b. the Reorganized Debtors;
          c. any entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors, the Other Debtors, the Reorganized Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust (but only to the extent that liability is asserted to exist as a result of its becoming such a transferee or successor);
          d. any entity that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Debtors, the Reorganized Debtors, the Other Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust or to a successor to, or transferee of any of the respective assets of, the Debtors, the Other Debtors, the Reorganized Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust (but only to the extent that liability is asserted to exist by reason of such entity’s becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);
          e. each entity to the extent he, she or it is alleged to be directly or indirectly liable for the conduct of, Claims against or Demands on any Debtor, Other Debtor, Reorganized Debtor or PI Trust on account of Channeled Personal Injury Claims by reason of one or more of the following:
     (i) such entity’s ownership of a financial interest in any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;
     (ii) such entity’s involvement in the management of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or any predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;
     (iii) such entity’s service as a director, officer, employee, accountant (including an independent certified public accountant), advisor, attorney, investment banker, underwriter, consultant or other agent of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor, any predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor or any entity that owns or at any time has owned a financial interest in any Debtor, Other Debtor or Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;
     (iv) such entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor, predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor or any entity that owns or at any time has owned a financial interest in any Debtor, Other Debtor or Reorganized Debtor, past or present affiliate of a Debtor, Other Debtor or Reorganized Debtor or any predecessor in interest of a Debtor, Other Debtor or Reorganized Debtor;
          f. other Kaiser Companies, including the Other Debtors; or
          g. as to Channeled Personal Injury Claims, each Settling Insurance Company.
     (162) “Public Note Claims” means, collectively, the 6-1/2% RPC Revenue Bond Claims, the 7-3/4% SWD Revenue Bond Claims, the 7.60% SWD Revenue Bond Claims, the 9-7/8% Senior Note Claims, the 10-7/8% Senior Note Claims and the Senior Subordinated Note Claims.
     (163) “Public Notes” means, collectively, the 6-1/2% RPC Revenue Bonds, the 7-3/4% SWD Revenue Bonds, the 7.60% SWD Revenue Bonds, the 9-7/8% Senior Notes, the 10-7/8% Senior Notes and the Senior Subordinated Notes.

     (164) “Qualified Appraisal” means a “qualified appraisal” within the meaning of Treasury Regulations section 1.468B-3(b).
     (165) “Quarterly Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.
     (166) “Recovery Actions” means, collectively and individually, preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under chapter 5 of the Bankruptcy Code and other bankruptcy or non-bankruptcy law.
     (167) “Registration Rights Agreement” means the Registration Rights Agreement among Reorganized KAC, the PBGC and the trustee of the Union VEBA Trust in substantially the form of Exhibit 1.1(167).
     (168) “Reinstated” or “Reinstatement” means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor’s sole discretion, in accordance with one of the following:
          a. The legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or
          b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:
          (i) any such default that occurred before, at or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;
          (ii) the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;
          (iii) the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and
          (iv) the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.
     (169) “Reorganization Case” means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court; and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.
     (170) “Reorganized ...” means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date or the entity which, as a result of the consummation of the Restructuring Transactions, will be a successor to such Debtor.
     (171) “Reserved Shares” means the 4,460,000 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 9.
     (172) “Restructuring Transactions” means transactions to be consummated in connection with the Effective Date in accordance with Section 4.2.

     (173) “Retired Salaried Employee VEBA Trust” means the trust established in accordance with the Trust Agreement for the Kaiser Aluminum Salaried Retirees VEBA, entered into as of May 31, 2004, by and among David L. Perry, James B. Hobby and Douglas G. Allen, as the Board of Trustees, and Union Bank of California, N.A., as Corporate Trustee, as the same may have been or may be modified, amended or supplemented, which was established pursuant to the Order Making Effective Final Order Approving Agreements to Modify Collective Bargaining Agreements and Retiree Benefits Pursuant to sections 1113 and 1114 of the Bankruptcy Code entered by the Bankruptcy Court on June 1, 2004.
     (174) “Retirees’ Committee” means the official committee of retired salaried employees of the Debtors, initially appointed by the Bankruptcy Court by its order dated July 23, 2002, and reappointed by the Bankruptcy Court by its order dated August 26, 2003.
     (175) “Schedules” means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, modified or supplemented.
     (176) “Search Committee” means a committee comprised of two persons designated by the Debtors, two persons designated by the Creditors’ Committee and one person designated jointly by the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative.
     (177) “Secondary Liability Claim” means a Claim other than a Channeled Personal Injury Claim that arises from a Debtor being liable jointly, severally or secondarily liable for any contractual, tort or other obligation of another Debtor based on: (a) vicarious liability; (b) piercing the corporate veil or the doctrine of alter ego liability; or (c) similar legal theories.
     (178) “Secured Claim” means a Claim against any Debtor that is secured by a lien on property in which such Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the holder of such Claim’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.
     (179) “Senior Notes” means, collectively, the 9-7/8% Senior Notes and the 10-7/8% Notes.
     (180) “Senior Note Claims” means, collectively, 9-7/8% Senior Note Claims and 10-7/8% Senior Note Claims.
     (181) “Senior Subordinated Note Claim” means a Claim against KACC and the Debtor Guarantors under or in respect of one or more Senior Subordinated Notes and the Senior Subordinated Note Indenture.
     (182) “Senior Subordinated Note Indenture” means the Indenture, dated as of February 1, 1993, by and among KACC, the Debtor Guarantors, the Alumina Subsidiary Debtors and the Senior Subordinated Note Indenture Trustee, in respect of the Senior Subordinated Notes, as the same may have been or may be modified, amended or supplemented, together with all instruments and agreements related thereto.
     (183) “Senior Subordinated Note Indenture Trustee” means Law Debenture Trust Company of New York, as successor indenture trustee under the Senior Subordinated Note Indenture or any subsequent successor indenture trustee.
     (184) “Senior Subordinated Notes” means the 12-3/4% senior subordinated notes due 2003 issued by KACC, pursuant to the Senior Subordinated Note Indenture in the outstanding aggregate principal amount of $400,000,000.
     (185) “Settling Insurance Company” means each insurance company listed on Exhibit 1.1(185) (as the same may be amended, modified or supplemented) and any PI Insurance Company providing coverage under one or more Included PI Trust Insurance Policies that enters into a settlement prior to the conclusion of the Confirmation Hearing that is (a) sufficiently comprehensive in the determination of the Debtors, the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative to justify treating such company as a Protected Party as to all or certain of the Channeled Personal Injury Claims and (b) approved by the Bankruptcy Court.
     (186) “Silica Distribution Procedures” means the Silica Distribution Procedures in substantially the form of Exhibit 1.1(186).
     (187) “Silica Personal Injury Claim” means a Claim or remedy, liability or Demand against one or more of the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise, for death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, in whole or in part, by the presence of or exposure (whether prior to, on or after the Petition Date) to silica or silica-containing products, including silica or silica-containing products that was or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, replaced, disposed of, or present at any premises owned, leased, occupied or operated, by a Debtor or any entity for which any of the Debtors allegedly has liability, including any Claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general and special damages) and punitive damages and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation or contribution (including but not limited to any Indirect Channeled Personal Injury Claim attributable to silica). Silica Personal Injury Claims include any Claim, remedy, liability or Demand under any settlement entered into by or on behalf of a Debtor prior to the Petition Date based upon or arising out of a Silica Personal Injury Claim. A workman’s compensation or occupational disability claim brought directly by a past or present employee of a Debtor under an applicable workman’s compensation or occupational disability statute against such Debtor will not constitute a Silica Personal Injury Claim; provided, however, that claims by past and present employees of a Debtor under Louisiana law that include allegations of exposure in the Debtors’ facilities in Louisiana, some of which occurred prior to July 16, 1976, and liability allegations against so-called “executive officers” in those Louisiana locations to whom responsibility for plant safety issues allegedly had been delegated will not be deemed to be brought under an applicable workman’s compensation or occupational disability statute.
     (188) “Silica PI Channeling Injunction” means an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Silica Personal Injury Claims, all of which will be channeled to the Silica PI Trust for resolution as set forth in the Silica Distribution Procedures (other than actions brought in conformity and compliance with the provisions hereof to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the Silica PI Trust), including, but not limited to:
          a. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;
          b. enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;
          c. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

          d. setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and
          e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Silica PI Trust, except in conformity and compliance therewith.
     (189) “Silica PI TAC” means the Silica PI Trust Advisory Committee established pursuant to the terms of the Plan and the Silica PI Trust Agreement.
     (190) “Silica PI Trust” means the trust established in accordance with the Silica PI Trust Agreement.
     (191) “Silica PI Trust Agreement” means the Silica PI Trust Agreement to be entered into by Reorganized KAC and the Silica PI Trustee in substantially the form of Exhibit 1.1(191).
     (192) “Silica PI Trustee” means the Future Silica and CTPV Claimants’ Representative or the individual who subsequently may be appointed to serve as the trustee of the Silica PI Trust pursuant to the terms of the Silica PI Trust Agreement, as the case may be.
     (193) “Stipulation of Amount and Nature of Claim” means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest, including the Environmental Settlement Agreement.
     (194) “Stock Transfer Restriction Agreement” means the Stock Transfer Restriction Agreement among Reorganized KAC, the PBGC and the Union VEBA in substantially the form of Exhibit 1.1(194).
     (195) “Substantively Consolidated Debtors” means all of the Debtors other than any Canadian Debtor.
     (196) “Tax” means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.
     (197) “Third Party Disbursing Agent” means, as applicable, an entity designated by Reorganized KAC to act as a Disbursing Agent pursuant to the first sentence of Section 7.2 or, for the purpose of distributions to holders of Public Note Claims, the applicable Indenture Trustee.
     (198) “Tort Claim” means any Claim (other than a Channeled Personal Injury Claim or a Claim which is the subject of the Environmental Settlement Agreement) that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.
     (199) “Treasury Regulations” means regulations (including temporary and proposed) promulgated under the IRC.
     (200) “Trust Expenses” means, as to a PI Trust or the Funding Vehicle Trust, as applicable, all costs, Taxes and expenses of or imposed on such trust, including but not limited to: (a) compensation expenses of such trust; (b) insurance premiums payable by such trust; (c) legal, accounting and other professional fees and expenses of such trust; and (d) other disbursements and expenses relating to the implementation and operation of such trust

(including, in the case of the Funding Vehicle Trust, any and all disbursements and expenses in connection with any and all actions to pursue PI Insurance Assets and any and all disbursements and expenses incurred by the Reorganized Debtors in such action or actions to be paid by the Funding Vehicle Trust hereunder).
     (201) “Union VEBA Trust” means the trust established in accordance with the Trust Agreement, entered into as of June 1, 2004, by and among Thomas Duzak, James Woodward, John Barneson and James McAuliffe, as the then-Board of Trustees, and National City Bank as Trustee, as the same may have been or may be modified, amended or supplemented, which was established pursuant to the Order Making Effective Final Order Approving Agreements to Modify Collective Bargaining Agreements and Retiree Benefits pursuant to Sections 1113 and 1114 of the Bankruptcy Code entered by the Bankruptcy Court on June 1, 2004.
     (202) “Unsecured Claim” means any Claim that is not an Administrative Claim, a Cure Amount Claim, a Channeled Personal Injury Claim, an Equity Claim, a Priority Claim, a Priority Tax Claim, a Secured Claim or an Intercompany Claim.
     (203) “Unsecured Claims Reserve” means the reserve of Reserved Shares and/or Cash, if any, established pursuant to Section 7.4.a for Class 9, which reserve will be maintained in trust for holders of Allowed Claims in such Class 9 and will not constitute property of any of the Reorganized Debtors.
     (204) “US Trustee Fees” means all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930.
     (205) “USW” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC.
     (206) “Variable VEBA Contributions” means the amounts required to be paid periodically to the Union VEBA Trust and the Retired Salaried Employees VEBA Trust, respectively, in accordance with the agreements with KACC in respect thereof entered into pursuant to section 1114 of the Bankruptcy Code, as the same may have been or may be modified, amended or supplemented.
     (207) “VEBA” means a voluntary employees beneficiary association within the meaning of section 501(c)(9) of the IRC.
     (208) “Voting Deadline” means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.
1.2	Rules of Interpretation and Computation of Time
a.	Rules of Interpretation
             For purposes of the Plan, unless otherwise provided herein: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (ii) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (iv) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (v) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (vi) the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (viii) subject to the provisions of any Certificates of Incorporation or Bylaws, or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (ix) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.
b.	Computation of Time
          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.
ARTICLE II
CLASSES OF CLAIMS AND INTERESTS; ALLOWED AMOUNT OF CERTAIN CLAIMS
          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section 3.1, have not been classified and thus are excluded from the Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.
     2.1 Class 1 (Unsecured Priority Claims): Priority Claims that are entitled to priority under sections 507(a)(3) or 507(a)(4) of the Bankruptcy Code.
     2.2 Class 2 (Convenience Claims):
a.	Subclass 2A: (Senior Note and 7-3/4% SWD Revenue Bond Convenience Claims). Subject to the provisions of Section 7.5.a(ii), Senior Note Claims and 7-3/4% SWD Revenue Bond Claims that otherwise would be included in Class 9 except that the stated principal amount of the securities underlying the allowed amount of each such Claim is either equal to or less than $15,000.

b.	Subclass 2B: (Other Convenience Claims). Subject to the provisions of Section 7.5.a(ii), Unsecured Claims other than Senior Note Claims, 7-3/4% SWD Revenue Bond Claims, 6-1/2% RPC Revenue Bond Claims and Senior Subordinated Note Claims that otherwise would be included in Class 9 except that (i) as to any 7.60% SWD Revenue Bond Claim, the stated principal amount of the securities underlying the allowed amount of such Claim is either equal to or less than $30,000 and (ii) as to any such Claim other than a 7.60% SWD Revenue Bond Claim, the allowed amount of such Claim is equal to or less than $30,000.
For purposes of determining eligibility for treatment under Class 2, multiple Claims of a holder in respect of the same series of Public Notes or, as to Claims other than Public Note Claims, arising in a series of similar or related transactions between a Debtor and the original holder of such Claims will be treated as a single Claim and no splitting of Claims will be recognized.
     2.3 Class 3 (Secured Claims): Secured Claims.
     2.4 Class 4 (Canadian Debtor PBGC Claims): Unsecured PBGC Claims against the Canadian Debtors.
     2.5 Class 5 (Asbestos Personal Injury Claims): Asbestos Personal Injury Claims.
     2.6 Class 6 (CTPV Personal Injury Claims): CTPV Personal Injury Claims.
     2.7 Class 7 (NIHL Personal Injury Claims): NIHL Personal Injury Claims.

     2.8 Class 8 (Silica Personal Injury Claims): Silica Personal Injury Claims.
     2.9 Class 9 (General Unsecured Claims): Unsecured Claims not otherwise classified under this Article II, subclassified as follows:
a.	Subclass 9A: Senior Subordinated Note Claims.

b.	Subclass 9B: Other Unsecured Claims (including the Senior Note Claims, the 6-1/2% RPC Revenue Bond Claims, the 7-3/4% SWD Revenue Bond Claims, the 7.60% SWD Revenue Bond Claims, the unsecured portion of any Claims, which, if such Claims were fully secured, would have been classified in Class 3 and as to which the applicable Debtor will have elected Option A treatment under Section 3.2.b, Tort Claims, unsecured PBGC Claims against the Substantively Consolidated Debtors and the KFC Claim).
     2.10 Class 10 (Canadian Debtor Claims): Claims (excluding Channeled Personal Injury Claims, PBGC Claims and Intercompany Claims) against a Canadian Debtor.
     2.11 Class 11 (Intercompany Claims): Intercompany Claims.
     2.12 Class 12 (KAC Old Stock Interests): Interests and Claims in respect of the KAC Old Stock.
     2.13 Class 13 (Kaiser Trading Old Stock Interests): Interests and Claims in respect of the Old Stock of Kaiser Trading.
     2.14 Class 14 (KACC Old Stock Interests): Interests and Claims in respect of the Old Stock of KACC, including Claims relating to shares of the Series 1985 A and Series 1985 B Cumulative Preference Stock of KACC noticed for redemption in 2001 but not tendered for payment prior to the Petition Date.
     2.15 Class 15 (Other Old Stock Interests): Interests in any Debtor other than Interests in Class 12, Class 13 or Class 14.
     2.16 Allowed Amount of Certain Claims: The following table indicates for each category of Claims listed the aggregate allowed amount of such Claims for purposes of the Plan.

		Aggregate
	Claim	Allowed Amount
a.	Claims Against KACC and the Debtor Guarantors:
	9-7/8% Senior Note Claims	$181,168,828.96
	10-7/8% Senior Note Claims (Series B)	181,185,156.27
	10-7/8% Senior Note Claims (Series D)	51,767,187.50
	Senior Subordinated Note Claims	427,200,000.00
b.	Claims Against KACC:
	6-1/2% RPC Revenue Bond Claims	$12,760,461.11
	7-3/4% SWD Revenue Bond Claims	20,051,666.67
	7.60% SWD Revenue Bond Claims	18,045,788.89
	KFC Claim	1,106,000,000.00
c.	PBGC Claims Against Each Debtor:
	PBGC Claims	$616,000,000.00

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS
3.1	Unclassified Claims
a.	Payment of Administrative Claims

(i)	Administrative Claims in General
             Except as otherwise provided herein or unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive from Reorganized KAC or the applicable Reorganized Debtor, in full satisfaction of its Administrative Claim, Cash equal to the allowed amount of such Administrative Claim either (A) on the Effective Date or (B) if the Administrative Claim is not allowed as of the Effective Date, within 30 days after the date on which (i) an order allowing such Administrative Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.
(ii)	US Trustee Fees
             On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid by the applicable Debtor or Reorganized Debtor in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. § 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.
(iii)	Ordinary Course Liabilities
             Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes, including Tax audit Claims related to tax years commencing after the Petition Date, and Allowed Administrative Claims arising from those contracts and leases of the kind described in Section 6.6) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.
(iv)	Claims Under the DIP Financing Facility
             Unless otherwise agreed by the DIP Lenders pursuant to the DIP Financing Facility, on or before the Effective Date, Allowed Administrative Claims under or evidenced by the DIP Financing Facility will be paid in full in Cash.
(v)	PBGC Administrative Claims
             To the extent not previously paid, the Administrative Claims of the PBGC allowed pursuant to paragraph 10 of the PBGC Settlement Agreement will be paid in Cash on the Effective Date.
(vi)	Union VEBA Trust and Retired Salaried Employee VEBA Trust
             On the Effective Date, Reorganized KAC will contribute (A) to the Union VEBA Trust, 11,439,900 shares of New Common Stock and Cash in an amount equal to the Initial VEBA Contribution payable to the Union VEBA Trust, if any, and (B) to the Retired Salaried Employee VEBA Trust, 1,940,100 shares of New Common Stock and Cash in an amount equal to the Initial VEBA Contribution payable to the Retired Salaries Employee VEBA Trust, if any. Thereafter, Reorganized KAC will make the applicable Variable VEBA Contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust.

(vii)	Bar Dates for Administrative Claims

(A)	General Bar Date Provisions
             Except as otherwise provided herein or in the Intercompany Claims Settlement, requests for payment of Administrative Claims must be Filed by the Administrative Claim Bar Date and served pursuant to the procedures specified in the Administrative Claim Bar Date Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by such date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or the property of any of them and such Administrative Claims will be deemed waived and released as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 90 days after the Effective Date and (2) 30 days after the Filing of the applicable request for payment of Administrative Claims.
(B)	Bar Dates for Certain Administrative Claims
(1)	Professional Compensation
             Subject to any applicable provisions of the Intercompany Claims Settlement, Professionals or other entities asserting a Professional Fee Claim for services rendered to the Debtors before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claims no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Professional Fee Claims, including any objections by the US Trustee, must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Professional Fee Claims (other than the Intercompany Claims Settlement Order).
(2)	Ordinary Course Liabilities
             Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section 6.6, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(iii).
(3)	Claims Under the DIP Financing Facility
             Holders of Administrative Claims under or evidenced by the DIP Financing Facility will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(iv).
(4)	PBGC Administrative Claims
             The PBGC as the holder of the Administrative Claims of the PBGC will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(v).

b.	Payment of Priority Tax Claims

(i)	Priority Tax Claims
             Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal quarterly installments of principal (commencing on the later of the Effective Date and the first Quarterly Distribution Date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at the rate publicly quoted on the Confirmation Date by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). The Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.
(ii)	Other Provisions Concerning Treatment of Priority Tax Claims
             Notwithstanding the provisions of Section 3.1.b(i), the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (A) will be subject to treatment in Class 9 and (B) the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect such penalty from the Reorganized Debtors or their property (other than as the holder of a Class 9 Claim).
3.2	Unimpaired Classes of Claims
             The following constitute unimpaired Claims, and each holder thereof is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.
     a. Class 1 (Unsecured Priority Claims): On the later of the Effective Date and the date on which the Claim is allowed, each holder of an Allowed Claim in Class 1 will be entitled to receive in satisfaction of its Allowed Class 1 Claim Cash equal to the allowed amount of such Claim against the applicable Debtor.
     b. Class 3 (Secured Claims): Except as otherwise agreed by the holder of a Class 3 Claim and the applicable Debtor or Reorganized Debtor, on the later of the Effective Date and the date on which the Claim is allowed, each holder of an Allowed Claim in Class 3 will be treated in accordance with Option A or B below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B, except with respect to any Allowed Claims as to which the applicable Debtor elects Option A in a certification Filed no later than 15 days prior to the commencement of the Confirmation Hearing.
Option A: Each holder of an Allowed Claim in Class 3 with respect to which the applicable Debtor or Reorganized Debtor elects Option A will receive in satisfaction of its Allowed Class 3 Claim Cash equal to the allowed amount of such Claim.
Option B: Each Allowed Claim in Class 3 with respect to which the applicable Debtor or Reorganized Debtor elects or is deemed to have elected Option B will be Reinstated.
     c. Class 10 (Canadian Debtor Claims): Except as otherwise agreed by the holder of a Class 10 Claim and the applicable Debtor, each Allowed Claim in Class 10, to the extent not paid prior to the Effective Date, will be paid in full in accordance with its terms.

     d. Class 15 (Other Old Stock Interests): On the Effective Date, subject to the Restructuring Transactions, Allowed Interests in Class 15 will be Reinstated.
3.3	Impaired Classes of Claims and Interests
             The following constitute impaired Claims and, except as otherwise noted, each holder thereof is entitled to vote on the Plan.
     a. Class 2 (Convenience Claims): On the later of the Effective Date and the date on which the Claim is allowed: (i) each holder of an Allowed Claim in Subclass 2A will be entitled to receive in satisfaction of its Allowed Subclass 2A Claim Cash equal to 5.8% of the allowed amount of such Claim and (ii) each holder of an Allowed Claim in Subclass 2B will be entitled to receive in satisfaction of its Allowed Subclass 2B Claim Cash equal to 2.9% of the allowed amount of such Claim. Allowed amounts of Public Note Claims include interest accrued but unpaid as of the Petition Date, and distributions on account of Allowed Subclass 2A Claims include amounts payable to the holders of Senior Note Claims and 7-3/4% SWD Revenue Bond Claims in accordance with the contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement.
     b. Class 4 (Canadian Debtor PBGC Claims): On the Effective Date, the PBGC, as the holder of the Allowed Claims in Class 4, will be entitled to receive in satisfaction of all of its Allowed Class 4 Claims against the Canadian Debtors (i) 2,160,000 shares of New Common Stock and (ii) $2,500,000 in Cash.
     c. Class 5 (Asbestos Personal Injury Claims): As of the Effective Date, liability for all Class 5 Claims shall automatically and without further act, deed or court order be assumed by the Asbestos PI Trust in accordance with and to the extent set forth in Article V. Each Asbestos Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures. As further provided in Article V, the sole recourse of the holder of an Asbestos Personal Injury Claim on account of such Claim will be to the Asbestos PI Trust and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any Protected Party.
     d. Class 6 (CTPV Personal Injury Claims): As of the Effective Date, liability for all Class 6 Claims shall automatically and without further act, deed or court order be assumed by the CTPV PI Trust in accordance with and to the extent set forth in Article V. Each CTPV Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the CTPV PI Trust Agreement and the CTPV Distribution Procedures. As further provided in Article V, the sole recourse of the holder of a CTPV Personal Injury Claim on account of such Claim will be to the CTPV PI Trust and such holder will have no right whatsoever at any time to assert its CTPV Personal Injury Claim against any Protected Party.
     e. Class 7 (NIHL Personal Injury Claims): As of the Effective Date, liability for all Class 7 Claims shall automatically and without further act, deed or court order be assumed by the NIHL PI Trust in accordance with and to the extent set forth in Article V. Each NIHL Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the NIHL PI Trust Agreement and the NIHL Distribution Procedures. As further provided in Article V, the sole recourse of the holder of a CTPV Personal Injury Claim on account of such Claim will be to the NIHL PI Trust and such holder will have no right whatsoever at any time to assert its NIHL Personal Injury Claim against any Protected Party.
     f. Class 8 (Silica Personal Injury Claims): As of the Effective Date, liability for all Class 8 Claims shall automatically and without further act, deed or court order be assumed by the Silica PI Trust in accordance with and to the extent set forth in Article V. Each Silica Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the Silica PI Trust Agreement and the Silica Distribution Procedures. As further provided in Article V, the sole recourse of the holder of a Silica Personal Injury Claim on account of such Claim will be to the Silica PI Trust and such holder will have no right whatsoever at any time to assert its Silica Personal Injury Claim against any Protected Party.
     g. Class 9 (General Unsecured Claims): Unless otherwise agreed by the holder of an Allowed Class 9 Claim and the applicable Debtor and except as otherwise provided in the Environmental Settlement Agreement with respect to Additional Sites (as such term is defined therein), on the later of the Effective Date and the date on which such Claim is allowed, each holder of an Allowed Claim in Class 9 will be entitled to receive in satisfaction of its Allowed Class 9 Claim a Pro Rata Share of the Reserved Shares, together with any Cash or other property pursuant to Section 7.8.c(i), if applicable. Notwithstanding the foregoing, in accordance with contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement, the aggregate amount of consideration that would otherwise be payable to the holders of Senior Subordinated Note Claims in the absence of the contractual subordination provisions of the Senior Subordinated Note Indenture will be distributed to holders of Allowed Senior Note Claims and holders of Allowed 7-3/4% SWD Revenue Bond Claims on a pro rata basis, based upon the relative allowed amounts of such Claims against KACC, as set forth in Section 2.16. For computational purposes, the aggregate allowed amount of Senior Subordinated Note Claims included in Class 9 will be reduced by the aggregate amount of such Claims allocable to Senior Note Claims and 7-3/4% SWD Revenue Bond Claims included in Subclass 2A in order to make distributions in respect thereof in accordance with the contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement. Holders of Subclass 9A Claims will be deemed to have rejected the Plan and are not entitled to vote thereon.
     h. Class 11 (Intercompany Claims): On or before the Effective Date, each holder of an Intercompany Claim will receive the treatment as set forth in the Intercompany Claims Settlement. In accordance with the Intercompany Settlement Agreement, the KFC Claim will be included in Class 9. Holders of Class 11 Claims will be deemed to have accepted the Plan.
     i. Class 12 (KAC Old Stock Interests): No property will be distributed to or retained by the holders of Allowed Class 12 Interests and Claims. Holders of Class 12 Interests and Claims will be deemed to have rejected the Plan and are not entitled to vote thereon.
     j. Class 13 (Kaiser Trading Old Stock Interests): No property will be distributed to or retained by the holder of Allowed Class 13 Interests and Claims. On the Effective Date, 100 shares of common stock of Reorganized Kaiser Trading, constituting 100% of the issued and outstanding shares of common stock of such company, will be issued to the Asbestos PI Trust and Silica PI Trust in accordance with Sections 5.2.d and 5.3.d, respectively. The holder of Class 13 Interests will be deemed to have accepted the Plan.
     k. Class 14 (KACC Old Stock Interests): Subject to the Restructuring Transactions, no property will be distributed or retained by the holders of Allowed Class 14 Interests and Claims. Holders of Class 14 Interests and Claims (other than KAC) will be deemed to have rejected the Plan and are not entitled to vote thereon. KAC, as the holder of certain Class 14 Interests and Claims, will be deemed to have accepted the Plan.
3.4	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims
             The classification and treatment of Allowed Claims under the Plan take into consideration all Secondary Liability Claims and no distributions on account of any Secondary Liability Claims will be made.

ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN
4.1	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors
             Except as otherwise provided herein (and subject to Section 4.2), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law. Except as otherwise provided herein (and subject to Section 4.2), as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor and any successor thereto may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor and any successor thereto may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.
4.2	Restructuring Transactions
             The Restructuring Transactions will be consummated as contemplated by Exhibit 4.2. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Debtor or Reorganized Debtor, such surviving, resulting or acquiring corporation will perform or cause to be performed the obligations of the applicable Debtor or Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor or Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition of such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform or cause to be performed such obligations.
4.3	Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs
a.	Certificates of Incorporation and Bylaws

(i)	Reorganized KAC
             As of the Effective Date, after giving effect to the Restructuring Transactions, the Certificate of Incorporation and the Bylaws of Reorganized KAC will be substantially in the form of Exhibit 4.3.a(i). The Certificate of Incorporation of Reorganized KAC will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and will authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized KAC may amend and restate its Certificate of Incorporation or Bylaws as permitted by the General Corporation Law of the State of Delaware, subject to the terms and conditions of such constituent documents.
(ii)	Kaiser Trading and Other Reorganized Debtors
             As of the Effective Date, after giving effect to the Restructuring Transactions, the Certificate of Incorporation and the Bylaws of Reorganized Kaiser Trading will be substantially in the form of Exhibit 4.3.a(ii) and the Certificate of Incorporation and the Bylaws of each Reorganized Debtor (other than Reorganized KAC and Reorganized Kaiser Trading) will be in such form as the Debtors may determine. The Certificates of Incorporation of Reorganized Kaiser Trading and each other Reorganized Debtor will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective

Date or the effective time of any applicable Restructuring Transaction, each such entity may amend and restate its Certificate of Incorporation or Bylaws as permitted by applicable state law, subject to the terms and conditions of such constituent documents.
b.	Directors and Officers of the Reorganized Debtors
             Exhibit 4.3.b identifies, for each Reorganized Debtor (other than Reorganized KAC and Reorganized Kaiser Trading), the individuals expected to serve as the initial members of its board of directors, or comparable governing body, and, for each Reorganized Debtor (other than Reorganized Kaiser Trading), the individuals expected to serve as its initial officers. The identity and the initial term of, and such additional information as may be required to be disclosed pursuant to section 1129(a)(5) of the Bankruptcy Code with respect to, the individuals expected to serve as the ten initial members of the board of directors of Reorganized KAC, one of whom will be the Chief Executive Officer of Reorganized KAC, five of whom will be selected by the Search Committee and four of whom will be designated by the USW, in each case as described in the Disclosure Statement, and the identity of the individuals expected to serve as the initial members of the board of directors and initial officers of Reorganized Kaiser Trading, who will be selected jointly by the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative, will be set forth in a filing with the Bankruptcy Court at least ten days prior to the deadline for filing objections to Confirmation of the Plan. Subject to the provisions of the Director Designation Agreement, each member of the board of directors or comparable governing body and officer of each Reorganized Debtor will serve from and after the Effective Date until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation and Bylaws of such entity and applicable state law.
c.	New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs
             As of the Effective Date, the Reorganized Debtors will have authority to: (i) maintain, amend or revise then-existing employment, retirement, welfare, incentive, severance, indemnification and other plans for or agreements with their active and retired directors, officers and employees, subject to the terms and conditions of any such plan or agreement; and (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other plans for or agreements with active and retired directors, officers and employees, including the Equity Incentive Plan. Exhibit 4.3.c provides a list of the plans for and agreements with active and retired directors, officers and employees that will continue in effect from and after the Effective Date or that will take effect as of the Effective Date.
d.	Corporate Action
             The following (which will occur and be deemed effective as of the date specified in the documents effectuating the same or, if no date is so specified, the Effective Date) will be deemed authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors or any other person or entity: (i) the implementation of the Restructuring Transactions; (ii) the adoption of new or amended and restated Certificates of Incorporation and Bylaws for the Reorganized Debtors; (iii) the initial selection of the member of the board of directors or comparable governing body and officers for the Reorganized Debtors; (iv) the entry into the Exit Financing Facility; (v) the entry into the Funding Vehicle Trust Agreement, the Asbestos PI Trust Agreement and the CTPV PI Trust Agreement, the NIHL PI Trust Agreement and the Silica PI Trust Agreement; (vi) the distribution of Cash pursuant to the Plan; (vii) the issuance and distribution of New Common Stock pursuant to the Plan; (viii) the issuance or transfer of the PI Trust Assets included in clauses (b) and (d) of Section 1.1(151) to the Asbestos PI Trust and the Silica PI Trust in accordance with Sections 5.2 and 5.3, as the case may be; (ix) the transfer of the remaining PI Trust Assets to the Funding Vehicle Trust; (x) the adoption, execution, delivery and implementation of all other contracts, leases, instruments, releases and other agreements or documents contemplated by the Plan (including the Director Designation Agreement, the Registration Rights Agreement and Stock Transfer Restriction Agreement); (xi) the adoption, execution and implementation of the plans and agreements described on Exhibit 4.3.c, including the Equity Incentive Plan; and (xii) the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by, or required of, any Debtor or Reorganized Debtor.
4.4	Transfers of Funds Among the Debtors
             Cash payments to be made pursuant to the Plan will be made by Reorganized KAC; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized KAC to satisfy its obligations under the Plan.
4.5	Preservation of Rights of Action; Settlement Agreements and Releases
a.	Preservation of Rights of Action by the Debtors and the Reorganized Debtors
             Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors or their successors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold, including the Recovery Actions, to the extent not expressly released under the Plan. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors will be deemed to waive and release any claims, rights or causes of action arising under section 547 of the Bankruptcy Code relating to preferential transfers held by any Debtor or Reorganized Debtor against any entity other than Recovery Actions against Seyfarth Shaw LLP, Thelen Reid & Priest LLP, Bryan Cave LLP or Kramer Levin Naftalis & Frankel LLP.
b.	General Releases
             As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Common Stock and contracts, instruments, releases and other agreements and documents to be entered into or delivered in connection with the Plan, each holder of a Claim, other than a holder of a Channeled Personal Injury Claim, that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have against any Debtor or other Kaiser Company, the Creditors’ Committee or members thereof, the Asbestos Claimants’ Committee or members thereof, the Retirees’ Committee or members thereof, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative, any DIP Lender, any Indenture Trustee or any of their respective present or former directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, investment bankers, underwriters, consultants or other agents or shareholders, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code), except for those claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities based on: (i) acts or omissions of any such person constituting gross negligence or willful misconduct; (ii) if the holders of the Senior Subordinated Notes are or were determined by the order contemplated by Sections 2.4(c)(i)(B) and 2.4(c)(ii)(B) of either or both of the Alumina Subsidiary Plans to be entitled to a distribution under either or both of the Alumina Subsidiary Plans, acts or omissions of any such person related to or giving rise to the circumstances underlying any of the Contractual Subordination Disputes; or (iii) contractual obligations of, or loans owed by, any such person to a Debtor. Nothing in this Section 4.5.b will limit in any way the scope or applicability of any PI Channeling Injunction.

c.	PBGC Release
             As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Common Stock and contracts, instruments, releases and other agreements and documents to be entered into or delivered in connection with the Plan, the PBGC will be deemed to release each Debtor and each other Kaiser Company from any and all claims of or liabilities to the PBGC arising on or before the Effective Date in respect of any pension plans maintained by the Debtors and terminated on or prior to the Effective Date and any related liens on such Debtor’s or Kaiser Company’s assets, including claims and liens arising under ERISA or under the IRC as a result of such Debtor’s or Kaiser Company’s status as a member of KACC’s “controlled group” within the meaning of ERISA. Notwithstanding any other provision in the Plan, nothing herein shall release the claim or claims of PBGC or any pension plan currently or formerly sponsored by KACC against any person (other than any Kaiser Company) for breach of fiduciary duty under ERISA with respect to the pension plans.
4.6	Cancellation of KAC Old Stock
             On the Effective Date, the KAC Old Stock will be deemed cancelled and of no further force without any further action on the part of any Debtor or Reorganized Debtor.
4.7	Registration Rights Agreement and Stock Transfer Restriction Agreement
             On the Effective Date, Reorganized KAC, the PBGC and the Union VEBA Trust will execute and deliver the Registration Rights Agreement and Stock Transfer Restriction Agreement.
4.8	Release of Liens
             Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered or Reinstated in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests or encumbrances of any kind against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns and the former holder thereof will, upon request of any Debtor, execute such documents evidencing such release and discharge as such Debtor may reasonably request.
4.9	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes
             The Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Chief Financial Officer, Chief Operating Officer, any Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements and documents and take such actions as may be necessary, appropriate or desirable to effectuate and implement each provision of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to a stamp tax, real estate transfer tax, sales or use tax or similar Tax: (a) the issuance, transfer or exchange of New Common Stock and common stock of Kaiser Trading; (b) the creation of any mortgage, deed of trust, lien or other security interest; (c) the making or assignment of any lease or sublease; (d) the execution and delivery of the Exit Financing Facility; (e) any Restructuring Transaction; or (f) the making or delivery of any deed, bill of sale or other instrument of transfer or assignment or any plan of merger, consolidation, liquidation or dissolution under, in furtherance of or in connection with the Plan, including in connection with the funding of the Unsecured Claims Reserve, the Union VEBA Trust or Retired Salaried Employee VEBA Trust, the transfer of the PI Trust Assets to the Funding Vehicle Trust, the Asbestos PI Trust or the Silica PI Trust, as the case may be, or the implementation of any Restructuring Transaction.

4.10	Canadian Proceeding
             On or prior to the Effective Date, the Debtors will seek the dismissal or termination of the Canadian Proceeding as to each of the Canadian Debtors.
4.11	Certain Provisions Relating to KAC Old Stock Interests
             By operation of Sections 4.6 and 12.1, on the Effective Date, the KAC Old Stock will be cancelled, all rights of equity security holders with respect thereto will be terminated and, as a consequence, the KAC Old Stock will be rendered “worthless” within the meaning of section 165(g)(1) of the IRC. MAXXAM shall therefore only be entitled to claim a loss under section 165(g)(1) of the IRC for their tax year in which the Effective Date occurs, and shall not be entitled to assert, and shall be barred from asserting, such loss for any tax year prior to the beginning of such tax year. Additionally, MAXXAM shall be barred from taking any other action in respect of KAC Old Stock that would impair or jeopardize in any way the ability of any Reorganized Debtor or successor thereto to utilize any Tax attributes of such Reorganized Debtor, its successor or its consolidated group that are in existence as of the Effective Date. This provision will supersede in all respects the Stipulation and Agreed Order Regarding Motion of Debtors and Debtors-in-Possession for an Order Prohibiting Disposition of Kaiser Aluminum Corporation Stock Without Prior Bankruptcy Court Approval, entered July 23, 2002, which, on the Effective Date, shall be deemed vacated and of no further force or effect.
ARTICLE V
FUNDING VEHICLE TRUST; PI TRUSTS
5.1	Funding Vehicle Trust
a.	Creation of the Funding Vehicle Trust
             (i) On the Effective Date, Reorganized KACC and the Funding Vehicle Trustees will execute the Funding Vehicle Trust Agreement and the Funding Vehicle Trust will be created. The purpose of the Funding Vehicle Trust will be to, among other things, (A) preserve, hold, manage and maximize the assets of the Funding Vehicle Trust, including the PI Insurance Assets, for the benefit of the PI Trusts, and (B) make payments to the PI Trusts (for distribution to the beneficiaries of such trusts), all in accordance with the Plan, the PI Trust Funding Agreement and the Funding Vehicle Trust Agreement.
             (ii) The Funding Vehicle Trust is intended to be treated for U.S. federal income Tax purposes as a “disputed ownership fund” as described within Proposed Treasury Regulations section 1.468B-9(a), as more specifically provided for under the Funding Vehicle Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Funding Vehicle Trust will be treated as a transfer to a disputed ownership fund by the Debtors, as transferors, for subsequent distribution to the PI Trusts in accordance with their claims to the assets held by the Funding Vehicle Trust for the benefit of holders of Channeled Personal Injury Claims, as shall be determined under the Funding Vehicle Trust Agreement, and in complete settlement of the PI Trusts’ claims. Any income on the assets of the Funding Vehicle Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Funding Vehicle Trust Agreement.
             (iii) The Funding Vehicle Trustees will be the “administrator” (as defined in Proposed Treasury Regulations section 1.468B-9(b)) of the Funding Vehicle Trust and will be required by the Funding Vehicle Trust Agreement to (A) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Funding Vehicle Trust as required by law and in accordance with the provisions of the Plan and the Funding Vehicle Trust Agreement, (B) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (C) meet all other requirements necessary to qualify and maintain qualification of the Funding Vehicle Trust as a disputed ownership fund within the meaning of Proposed Treasury Regulations section 1.468B-9(a), and (D) take no action that could cause the Funding Vehicle Trust to fail to qualify as a disputed ownership fund. The Funding Vehicle Trust Agreement will provide that the Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Funding Vehicle Trust or any earnings thereon.
             (iv) Following the funding of the Funding Vehicle Trust (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide or cause to be provided to the Funding Vehicle Trustees a “§ 1.468B-9(f) Statement” in accordance with Proposed Treasury Regulations section 1.468B-9(f). Following any subsequent transfers of Cash or other property to the Funding Vehicle Trust, the transferor will provide or cause to be provided to the Funding Vehicle Trustees a “§ 1.468B-9(f) Statement” on or before February 15th of the calendar year following the date of each such transfer.
b.	PI Trust Funding Agreement
             On and after the Effective Date, the Funding Vehicle Trustees, on behalf of the Funding Vehicle Trust, will make or cause to be made all payments required to be made by the Funding Vehicle Trust, and perform or cause to be performed all other obligations of the Funding Vehicle Trust, under the PI Trust Funding Agreement.
c.	Appointment of Funding Vehicle Trustee
             The individuals from time to time serving as the Asbestos PI Trustees and the Silica PI Trustee will serve as the Funding Vehicle Trustees.
d.	Transfer of Certain Property to the Funding Vehicle Trust
(i)	Transfer of Plan Consideration
             Subject to Sections 5.1.f and 5.1.g, on the Effective Date, the PI Trust Assets referenced in clauses (a) and (c) of Section 1.1(151) will be transferred or caused to be transferred by Reorganized KACC to the Funding Vehicle Trust for the benefit of the PI Trusts and such assets shall be automatically and without further act or deed, vested in and assumed by the Funding Vehicle Trust.
(ii)	Transfer of Books and Records
             On the Effective Date or as soon thereafter as is practicable, in accordance with written instructions provided to Reorganized KACC by the Funding Vehicle Trust, Reorganized KACC will transfer, or cause to be transferred, to the Funding Vehicle Trust the books and records of the Debtors that pertain to Channeled Personal Injury Claims that have been asserted against any Debtor, including books and records concerning the Debtors’ settlement before the Petition Date of asbestos-related, silica-related, CTPV-related or NIHL-related personal injury claims or demands. If the Funding Vehicle Trust does not issue written instructions for the transfer of such books and records prior to the first anniversary of the Effective Date, or if the Funding Vehicle Trust so requests, Reorganized KACC may (and will, if the Funding Vehicle Trust so requests, but at the sole cost and expense of the Funding Vehicle Trust) destroy any such books and records, including any in the possession of KACC’s former counsel. Until such books and records are so transferred or destroyed, Reorganized KACC will maintain such books and records in the same manner it maintains them as of the Effective Date and will make them available to the Funding Vehicle Trust, at its request, during normal business hours and upon reasonable notice. Notwithstanding any other provision of the Plan, the cost and expense of so maintaining such books and records will be borne by Reorganized KACC; provided, however, that any cost or expense incurred by Reorganized KACC in connection with any such request by the Funding Vehicle Trust will be reimbursed by the Funding Vehicle Trust. Additionally, Reorganized KACC will not unreasonably withhold consent to the Funding Vehicle Trust’s retention of the professional services of KACC’s former counsel, including Heller Ehrman LLP and KACC’s National Coordinating Counsel (Wharton Levin Ehrmantraut & Klein, P.A.). The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer of books and records and retention of such professional services does not result in the destruction or waiver of any applicable privileges pertaining to such books, records and professional services. If the Bankruptcy Court does not so rule, at the option of the Funding Vehicle Trust, Reorganized KACC will, at the sole cost and expense of the Funding Vehicle Trust, retain the books and records and enter into arrangements to permit the Funding Vehicle Trust to have access to such books, records and professional services.
e.	Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust
             On the Effective Date the Funding Vehicle Trust will assume all liability and responsibility for its Trust Expenses, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The Funding Vehicle Trust will also assume all liability of the Debtors, the Reorganized Debtors and the other Kaiser Companies for premiums, deductibles, retrospective premium adjustments, reinsurance, security or collateral arrangements and other charges, costs, fees or expenses (if any) that become due to any insurer in connection with pursuit or recovery of the PI Insurance Assets as a result of (i) Channeled Personal Injury Claims or (ii) Trust Expenses of the Funding Vehicle Trust or of any PI Trust, and neither the Debtors or Reorganized Debtors, nor the other Kaiser Companies, will have any further financial or other responsibility or liability for any of the foregoing. The Funding Vehicle Trust shall advocate in any and all actions and proceedings brought against the Reorganized Debtors that involve Channeled Personal Injury Claims that such Claims are and have been channeled to the applicable PI Trust, and the Funding Vehicle Trust Agreement shall provide that the Funding Vehicle Trust shall cooperate with the Reorganized Debtors in any and all such actions and proceedings. Additionally, in consideration for the transfer of the PI Insurance Assets to the Funding Vehicle Trust and in furtherance of the purposes of the Funding Vehicle Trust and the Plan, on the Effective Date the Funding Vehicle Trust will assume all liability and responsibility for obligations under any agreements pursuant to which funds have or will be paid in respect of insurance settlements for the benefit of holders of any Channeled Personal Injury Claims, and any escrow or other agreements entered into in connection therewith, to the full extent contemplated by such settlement agreements, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The Funding Vehicle Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effectuate such assumption. Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Funding Vehicle Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Channeled Personal Injury Claims, whether civil, administrative or arbitrative, including without limitation any such liability for which the Funding Vehicle Trust has assumed liability in this Section 5.1.e.
f.	Cooperation with Respect to Insurance Matters
             The Reorganized Debtors will cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effectuate the transfer of assets contemplated by Section 5.1.d to the Funding Vehicle Trust. By way of enumeration and not of limitation, the Reorganized Debtors will be obligated: (i) to provide the Funding Vehicle Trust with copies of insurance policies and settlement agreements included within or relating to the PI Insurance Assets; (ii) to provide the Funding Vehicle Trust with other information in the Reorganized Debtors’ possession necessary, appropriate or desirable to the Funding Vehicle Trust in connection with its efforts to obtain insurance coverage for Channeled Personal Injury Claims; and (iii) to execute further assignments or allow the Funding Vehicle Trust to pursue claims relating to the PI Insurance Assets in a Reorganized Debtor’s name (subject to appropriate disclosure of the fact that the Funding Vehicle Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Funding Vehicle Trust to obtain insurance coverage under the PI Insurance Assets for Channeled Personal Injury Claims. To the extent the transfer to the Funding Vehicle Trust of any of the PI Trust Assets within the scope of clause (a) of Section 1.1(151) is determined to be invalid by a court of competent jurisdiction, upon request by the Funding Vehicle Trust and at the cost of the Funding Vehicle Trust, the Reorganized Debtors shall (i) take all reasonable actions with respect to such assets, including prosecution of any PI Insurance Coverage Action, for the benefit of, and to the extent reasonably requested by, the Funding Vehicle Trust and (ii) immediately transfer any amounts recovered under or on account of any such assets to the Funding Vehicle Trust. The Funding Vehicle Trust will be obligated to compensate the Reorganized Debtors for costs reasonably incurred on or after the Effective Date in connection with providing assistance to the Funding Vehicle Trust pursuant to this Section 5.1.f, including but not limited to out-of-pocket costs and expenses, consultant fees and attorneys’ fees. Action taken pursuant to this Section 5.1.f shall not be deemed to waive and shall not be a waiver of any applicable privilege as against any third party.
g.	PI Insurance Coverage Actions
             Any PI Insurance Coverage Action and the claims and causes of action asserted or to be asserted therein shall be preserved for the benefit of the Funding Vehicle Trust for prosecution either by Reorganized KACC or the Funding Vehicle Trustees (as mutually agreed by such parties) subsequent to the Effective Date and in accordance with the Funding Vehicle Trust Agreement. As of the date subsequent to the Effective Date on which the Funding Vehicle Trustees confirm in writing to the Reorganized Debtors that the Funding Vehicle Trust is in a position to assume such responsibility, such actions, along with the rights and obligations of the Debtors and the Reorganized Debtors with respect to Included PI Trust Insurance Policies and claims thereunder, to the extent that such policies and claims relate to Channeled Personal Injury Claims (but not as to any other claims covered thereby) and subject to the transferability without prejudice of such policies and claims, shall be transferred to and vested in the Funding Vehicle Trust, as the representative of the Debtors’ Estates, the Funding Vehicle Trust being appointed by the Bankruptcy Court in accordance with section 1123(b)(3) of the Bankruptcy Code without any further action by the Debtors or Reorganized Debtors, the Funding Vehicle Trust or the Bankruptcy Court. Such PI Insurance Coverage Actions shall be so vested free and clear of all liens, security interests and other claims or causes of action, except for PI Insurer Coverage Defenses or as otherwise provided in the Plan. Until such time as the PI Insurance Coverage Actions have become vested in the Funding Vehicle Trust, Reorganized KACC shall be entitled to prosecute any PI Insurance Coverage Action; provided, however, that any compromise or settlement of any such action shall require the consent of the Funding Vehicle Trustees and the approval of the Bankruptcy Court. The Funding Vehicle Trust will be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with the prosecution of any PI Insurance Coverage Action pursuant to this Section 5.1.g, including but not limited to out-of-pocket costs and expenses, consultant fees and attorneys’ fees. Upon vesting in the Trust, the prosecution of the PI Insurance Coverage Actions shall be governed by the Funding Vehicle Trust Agreement. Notwithstanding anything to the contrary contained herein, the Funding Vehicle Trust shall not compromise or settle insurance coverage under any Included PI Trust Insurance Policy other than with respect to Channeled Personal Injury Claims or Trust Expenses of the Funding Vehicle Trust or of any PI Trust.
5.2	Asbestos PI Trust
a.	Creation of the Asbestos PI Trust
             (i) On the Effective Date, Reorganized KACC, the Asbestos PI Trustees, the members of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative will execute the Asbestos PI Trust Agreement and the Asbestos PI Trust will be created. The purpose of the Asbestos PI Trust will be to, among other things, (A) direct the processing, liquidation and payment of all Asbestos Personal Injury Claims in accordance with the Asbestos Distribution Procedures and (B) preserve, hold, manage and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos Personal Injury Claims, all in accordance with Plan, the PI Trust Funding Agreement and the Asbestos PI Trust Agreement.
             (ii) The Asbestos PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the Asbestos PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Asbestos PI Trust will be treated as a transfer to a trust satisfying the requirements of section 1.468B-1(c) of the Treasury Regulations by the Debtors and the Funding Vehicle Trust, as transferors, for distribution to holders of Asbestos Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the Asbestos PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Asbestos PI Trust Agreement.

             (iii) The Asbestos PI Trustees will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the Asbestos PI Trust and will be required by the Asbestos PI Trust Agreement to (A) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Asbestos PI Trust as required by law and in accordance with the provisions of the Plan and the Asbestos PI Trust Agreement, (B) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (C) meet all other requirements necessary to qualify and maintain qualification of the Asbestos PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (D) take no action that could cause the Asbestos PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Asbestos PI Trust Agreement will provide that the Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Asbestos PI Trust or any earnings thereon.
             (iv) Within 60 days after the Effective Date (but not later than February 14th of the calendar year following such date), Reorganized KACC will obtain a Qualified Appraisal of (A) the fair market value of the common stock of Kaiser Trading transferred to the Asbestos PI Trust pursuant to Section 5.2.d and (B) any New Common Stock theretofore received by the Asbestos PI Trust in respect of the 70.5% of the KFC Claim that is to be transferred on the Effective Date to the Asbestos PI Trust pursuant to Section 4.2.f of the Intercompany Claims Settlement and Section 5.2.d.
             (v) Following the funding of the Asbestos PI Trust and the receipt of such Qualified Appraisal (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide or cause to be provided to the Asbestos PI Trustees a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the Asbestos PI Trust, the transferor will provide or cause to be provided to the Asbestos PI Trustees a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
b.	PI Trust Funding Agreement
             On and after the Effective Date, the Asbestos PI Trustees, on behalf of the Asbestos PI Trust, will perform or cause to be performed all obligations of the Asbestos PI Trust under the PI Trust Funding Agreement.
c.	Appointment of Asbestos PI Trustees; Asbestos PI TAC
             Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individuals selected as contemplated by the Asbestos PI Trust Agreement to serve as the initial Asbestos PI Trustees and as the initial members of the Asbestos PI TAC effective as of the Effective Date.
d.	Transfer of Certain Property to the Asbestos PI Trust
             On the Effective Date, (i) 94 shares of Kaiser Trading and (ii) 70.5% of KFC Claim will be issued or transferred or caused to be issued or transferred by Reorganized KAC to the Asbestos PI Trust and such assets shall be automatically and without further act or deed, vested in and assumed by the Asbestos PI Trust. The Asbestos PI Trust will be entitled to receive its Pro Rata Share of the New Common Stock distributable to holders of Claims in Class 9 on account of its 70.5% of the KFC Claim (which is an Allowed General Unsecured Claim in Class 9) and to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement.
e.	Assumption of Certain Liabilities and Obligations by the Asbestos PI Trust
             On the Effective Date the Asbestos PI Trust will assume all liability and responsibility for all Asbestos Personal Injury Claims and its Trust Expenses, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The Asbestos PI Trust shall advocate in any and all actions and proceedings brought against the Reorganized Debtors that involve Asbestos Personal Injury Claims that such Claims are and have been channeled to the Asbestos PI Trust, and the Asbestos PI Trust Agreement shall provide that the Asbestos PI Trust shall cooperate with the Reorganized Debtors in any and all such actions and proceedings. The Asbestos PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effectuate such assumption. Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Asbestos PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Asbestos Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company. Upon the request of the Funding Vehicle Trust, the Asbestos PI Trust shall (i) provide to the Funding Vehicle Trust any authorization or assignment of rights from the Asbestos PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of Asbestos Personal Injury Claims or Trust Expenses of the Asbestos PI Trust and (ii) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to Asbestos Personal Injury Claims available to the Asbestos PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e.
5.3	Silica PI Trust
a.	Creation of the Silica PI Trust
             (i) On the Effective Date, Reorganized KACC, the Silica PI Trustee and the member of the Silica PI TAC will execute the Silica PI Trust Agreement and the Silica PI Trust will be created. The purpose of the and Silica PI Trust will be to, among other things, (A) direct the processing, liquidation and payment of all Silica Personal Injury Claims in accordance with the Silica Distribution Procedures, and (B) preserve, hold, manage and maximize the assets of the Silica PI Trust for use in paying and satisfying Silica Personal Injury Claims, all in accordance with the Plan, the PI Trust Funding Agreement and the Silica PI Trust Agreement.
             (ii) The Silica PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the Silica PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Silica PI Trust will be treated as a transfer to a trust satisfying the requirements of Treasury Regulations section 1.468B-1(c) by the Debtors and the Funding Vehicle Trust, as transferors, for distribution to holders of Silica Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the Silica PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Silica PI Trust Agreement.
             (iii) The Silica PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the Silica PI Trust and will be required by the Silica PI Trust Agreement to (A) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Silica PI Trust as required by law and in accordance with the provisions of the Plan and the Silica PI Trust Agreement, (B) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (C) meet all other requirements necessary to qualify and maintain qualification of the Silica PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (D) take no action that could cause the Silica PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Silica PI

Trust Agreement will provide that the Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Silica PI Trust or any earnings thereon.
             (iv) Within 60 days after the Effective Date (but not later than February 14th of the calendar year following such date), Reorganized KACC will obtain a Qualified Appraisal of (A) the fair market value of the common stock of Kaiser Trading transferred to the Silica PI Trust pursuant to Section 5.3.d and (B) any New Common Stock theretofore received by the Silica PI Trust in respect of the 4.5% of the KFC Claim that is to be transferred on the Effective Date to the Silica PI Trust pursuant to Section 4.2.f of the Intercompany Claims Settlement and Section 5.3.d.
             (v) Following the funding of the Silica PI Trust and the receipt of such Qualified Appraisal (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide or cause to be provided to the Silica PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the Silica PI Trust, the transferor will provide or cause to be provided to the Silica PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
b.	PI Trust Funding Agreement
             On and after the Effective Date, the Silica PI Trustee, on behalf of the Silica PI Trust, will perform or cause to be performed all obligations of the Silica PI Trust under the PI Trust Funding Agreement.
c.	Appointment of Silica PI Trustee; Silica PI TAC
             The Future Silica and CTPV Claimants’ Representative will serve as the initial Silica PI Trustee. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected as contemplated by the Silica PI Trust Agreement to serve as the initial member of the Silica PI TAC effective as of the Effective Date.
d.	Transfer of Certain Property to the Silica PI Trust
             On the Effective Date, (i) 6 shares of Kaiser Trading and (ii) 4.5% of the KFC Claim will be issued or transferred or caused to be issued or transferred by Reorganized KAC to the Silica PI Trust and such assets shall be automatically and without further act or deed, vested in and assumed by the Silica PI Trust. The Silica PI Trust will be entitled to receive its Pro Rata Share of the New Common Stock distributable to holders of Claims in Class 9 on account of its 4.5% of the KFC Claim (which is an Allowed General Unsecured Claim in Class 9) and to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement.
e.	Assumption of Certain Liabilities and Obligations by the Silica PI Trust
             On the Effective Date the Silica PI Trust will assume all liability and responsibility for all Silica Personal Injury Claims and its Trust Expenses, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The Silica PI Trust shall advocate in any and all actions and proceedings brought against the Reorganized Debtors that involve Silica Personal Injury Claims that such Claims are and have been channeled to the Silica PI Trust, and the Silica PI Trust Agreement shall provide that the Silica PI Trust shall cooperate with the Reorganized Debtors in any and all such actions and proceedings. The Silica PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effectuate such assumption. Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Silica PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Silica Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company. Upon the request of the Funding Vehicle Trust, the Silica PI Trust shall (i) provide to the Funding Vehicle Trust any authorization or assignment of rights from the Silica PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of Silica Personal Injury Claims or Trust Expenses of the Silica PI Trust and (ii) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to Silica Personal Injury Claims available to the Silica PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e.
5.4	CTPV PI Trust
a.	Creation of the CTPV PI Trust
               (i) On the Effective Date, Reorganized KACC, the CTPV PI Trustee and the member of the CTPV PI TAC will execute the CTPV PI Trust Agreement and the CTPV PI Trust will be created. The purpose of the CTPV PI Trust will be to, among other things, (A) direct the processing, liquidation and payment of all CTPV Personal Injury Claims in accordance with the CTPV Distribution Procedures, and (B) preserve, hold, manage and maximize the assets of the CTPV PI Trust for use in paying and satisfying CTPV Personal Injury Claims, all in accordance with the Plan, the PI Trust Funding Agreement and the CTPV PI Trust Agreement.
               (ii) The CTPV PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the CTPV PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the CTPV PI Trust will be treated as a transfer to a trust satisfying the requirements of Treasury Regulations section 1.468B-1(c) by the Funding Vehicle Trust, as transferor, for distribution to holders of CTPV Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the CTPV PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the CTPV PI Trust Agreement.
               (iii) The CTPV PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the CTPV PI Trust and will be required by the CTPV PI Trust Agreement to (A) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the CTPV PI Trust as required by law and in accordance with the provisions of the Plan and the CTPV PI Trust Agreement, (B) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (C) meet all other requirements necessary to qualify and maintain qualification of the CTPV PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (D) take no action that could cause the CTPV PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The CTPV PI Trust Agreement will provide that the Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the CTPV PI Trust or any earnings thereon.
               (iv) Following the funding of the CTPV PI Trust (and in no event later than February 15th of the calendar year following the Effective Date), the Funding Vehicle Trust will provide or cause to be provided to the CTPV PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the CTPV PI Trust, the transferor will provide or cause to be provided to the CTPV PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.

b.	PI Trust Funding Agreement
             On and after the Effective Date, the CTPV PI Trustee, on behalf of the CTPV PI Trust, will perform or cause to be performed all obligations of the CTPV PI Trust under the PI Trust Funding Agreement.
c.	Appointment of CTPV PI Trustee; CTPV PI TAC
             The Future Silica and CTPV Claimants’ Representative will serve as the initial CTPV PI Trustee. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected as contemplated by the CTPV PI Trust Agreement to serve as the initial member of the CTPV PI TAC effective as of the Effective Date.
d.	Assumption of Certain Liabilities and Obligations by the CTPV PI Trust
             On the Effective Date the CTPV PI Trust will assume all liability and responsibility for all CTPV Personal Injury Claims and its Trust Expenses, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The CTPV PI Trust shall advocate in any and all actions and proceedings brought against the Reorganized Debtors that involve CTPV Personal Injury Claims that such Claims are and have been channeled to the CTPV PI Trust, and the CTPV PI Trust Agreement shall provide that the CTPV PI Trust shall cooperate with the Reorganized Debtors in any and all such actions and proceedings. The CTPV PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effectuate such assumption. Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the CTPV PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to CTPV Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company. Upon the request of the Funding Vehicle Trust, the CTPV PI Trust shall (i) provide to the Funding Vehicle Trust any authorization or assignment of rights from the CTPV PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of CTPV Personal Injury Claims or Trust Expenses of the CTPV PI Trust and (ii) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to CTPV Personal Injury Claims available to the CTPV PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e.
5.5	NIHL PI Trust
a.	Creation of the NIHL PI Trust
               (i) On the Effective Date, Reorganized KACC, the NIHL PI Trustee and the member of the NIHL PI TAC will execute the NIHL PI Trust Agreement and the NIHL PI Trust will be created. The purpose of the NIHL PI Trust will be to, among other things, (A) direct the processing, liquidation and payment of all NIHL Personal Injury Claims in accordance with the NIHL Distribution Procedures and (B) preserve, hold, manage and maximize the assets of the NIHL PI Trust for use in paying and satisfying NIHL Personal Injury Claims, all in accordance with the Plan, the PI Trust Funding Agreement and the NIHL PI Trust Agreement.
               (ii) The NIHL PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the NIHL PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the NIHL PI Trust will be treated as a transfer to a trust satisfying the requirements of Treasury Regulations section 1.468B-1(c) by the Funding Vehicle Trust, as transferor, for distribution to holders of NIHL Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the NIHL PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the NIHL PI Trust Agreement.
               (iii) The NIHL PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the NIHL PI Trust and will be required by the NIHL PI Trust Agreement to (A) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the NIHL PI Trust as required by law and in accordance with the provisions of the Plan and the NIHL PI Trust Agreement, (B) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (C) meet all other requirements necessary to qualify and maintain qualification of the NIHL PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (D) take no action that could cause the NIHL PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The NIHL PI Trust Agreement will provide that the Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the NIHL PI Trust or any earnings thereon.
               (iv) Following the funding of the NIHL PI Trust (and in no event later than February 15th of the calendar year following the Effective Date), the Funding Vehicle Trust will provide or cause to be provided to the NIHL PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the NIHL PI Trust, the transferor will provide or cause to be provided to the NIHL PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
b.	PI Trust Funding Agreement
             On and after the Effective Date, the NIHL PI Trustee, on behalf of the NIHL PI Trust, will perform or cause to be performed all obligations of the Silica PI Trust under the PI Trust Funding Agreement.
c.	Appointment of NIHL PI Trustee; NIHL PI TAC
             Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individuals selected as contemplated by the NIHL PI Trust Agreement to serve as the initial NIHL PI Trustee and as the initial member of the NIHL PI TAC effective as of the Effective Date.
d.	Assumption of Certain Liabilities and Obligations by the NIHL PI Trust
             On the Effective Date the NIHL PI Trust will assume all liability and responsibility for all NIHL Personal Injury Claims and its Trust Expenses, and the Reorganized Debtors will have no further financial or other responsibility or liability therefor. The NIHL PI Trust shall advocate in any and all actions and proceedings brought against the Reorganized Debtors that involve NIHL Personal Injury Claims that such Claims are and have been channeled to the NIHL PI Trust, and the NIHL PI Trust Agreement shall provide that the NIHL PI Trust shall cooperate with the Reorganized Debtors in any and all such actions and proceedings. The NIHL PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effectuate such assumption. Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the NIHL PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to NIHL Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company. Upon the request of the Funding Vehicle Trust, the NIHL PI Trust shall (i) provide to the Funding Vehicle Trust any authorization or assignment of rights from the NIHL PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of NIHL Personal Injury Claims or Trust Expenses of the NIHL PI Trust and (ii) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to NIHL Personal Injury Claims available to the NIHL PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e.
5.6	Insurance Neutrality
             Nothing in the Plan, any Exhibit to the Plan, the Confirmation Order, any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan, or any order or opinion entered on appeal from the Confirmation Order shall limit the right of any PI Insurance Company, in any PI Insurance Coverage Action, to assert any PI Insurer Coverage Defense; provided, however, that (a) the transfer of rights in and under the Included PI Insurance Policies to the Funding Vehicle Trust is valid and enforceable and transfers such rights under the Included PI Trust Insurance Policies as the Debtors may have, and that such transfer shall not affect the liability of any PI Insurance Company, and (b) the discharge and release of the Debtors and Reorganized Debtors from all Claims and the injunctive protection provided to the Debtors, Reorganized Debtors and Protected Parties with respect to Claims as provided herein shall not affect the liability of any PI Insurance Company, except to the extent that any such PI Insurance Company is also a Settling Insurance Company. Notwithstanding anything in this Section 5.6 to the contrary, nothing in this Section 5.6 shall affect or limit, or be construed as affecting or limiting, (i) the binding effect of the Plan and the Confirmation Order on the Debtors, the Reorganized Debtors, the Funding Vehicle Trust, the PI Trusts or the beneficiaries of any such Trusts or (ii) the protection afforded to any Settling Insurance Company by a PI Channeling Injunction and/or the Channeled PI Insurance Entity Injunction. Further, nothing in this Section 5.6 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any PI Insurance Company with respect to any issue that is actually litigated by such PI Insurance Company as part of its objections to Confirmation of the Plan.
ARTICLE VI
TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES
6.1	Executory Contracts or Unexpired Leases to Be Assumed or Assumed and Assigned
a.	Assumption and Assignment Generally
             Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each Executory Contract and Unexpired Lease listed on Exhibit 6.1.a; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit 6.1.a to (i) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to this Section 6.1.a or (ii) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section 6.1.a. The Debtors will provide notice of any amendments to Exhibit 6.1.a to the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases. Each such contract and lease, including those listed on Exhibit 6.1.a, will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit 6.1.a will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

b.	Assumptions and Assignments of Executory Contracts or Unexpired Leases
             Each Executory Contract or Unexpired Lease assumed under Section 6.1.a will include any modifications, amendments, supplements or restatements to such contract or lease, irrespective of whether such modification, amendment, supplement or restatement is listed on Exhibit 6.1.a.
c.	Assignments Related to the Restructuring Transactions
             As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction will be deemed assigned to the applicable entity pursuant to section 365 of the Bankruptcy Code.
d.	Approval of Assumptions and Assignments
             The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section 6.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (i) the contract or lease being assumed or assumed and assigned; (ii) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (iii) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.
6.2	Payments Related to the Assumption of Executory Contracts and Unexpired Leases
             To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (a) by payment of the Cure Amount Claim in Cash on the Effective Date; or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding (a) the amount of any Cure Amount Claim; (b) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.
6.3	Executory Contracts and Unexpired Leases to Be Rejected
             On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section 6.1.a, each Executory Contract or Unexpired Lease that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of a Debtor with respect to the settlement of any Channeled Personal Injury Claim will be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code and any Claims in respect of such rejection will be treated as a Channeled Personal Injury Claim.
6.4	Bar Date for Rejection Damages
             Notwithstanding anything to the contrary in the Bar Date Order, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 6.3 gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section 6.5.b by the other party or parties to such contract or lease), such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, the successor of any of them or the property of any of them unless a proof of Claim or request for payment of Administrative Claim is Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order, the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court no later than 30 days after the Effective Date.
6.5	Obligations to Indemnify Directors, Officers and Employees
a.	Assumed Indemnity Obligations
             The obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees as of February 12, 2002 by reason of such person’s prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation or bylaws, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date. Notwithstanding any other provision of this Section 6.5.a, the indemnity obligations assumed will not include any obligation to indemnify any such person for claims that are excepted from the provisions of the release in Section 4.5.b.
b.	Rejected Indemnity Obligations
             The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of February 12, 2002, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person’s prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation or bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section 6.4.
6.6	Contracts and Leases Entered Into After the Petition Date
             Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts or Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.
6.7	Insurance Policies and Agreements
a.	Assumed Insurance Policies and Agreements
             The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, any Debtor prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in this Article VI to the contrary, the Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, their respective estates and all parties in interest in the Reorganization Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of any Debtor existing as of the Confirmation Date with respect to each such insurance policy or agreement. In accordance with Section 5.1.d(i), the rights under the insurance policies and agreements constituting PI Insurance Assets and described in clause (a) of Section 1.1(145) will, to the extent necessary, be deemed assigned to and assumed by the Funding Vehicle Trust for the benefit of the PI Trusts as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, no Debtor will have further liability thereunder from and after the Effective Date.
b.	Reservation of Rights
             Nothing contained in the Plan will constitute a waiver of any claim, right or cause of action that a Debtor, the Funding Vehicle Trust, any PI Trust or a Reorganized Debtor, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement, except to the extent the insurer is a Settling Insurance Company.
6.8	Collective Bargaining Agreements
             The collective bargaining agreements listed on Exhibit 6.1.a, as modified and/or amended from time to time, shall be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Upon assumption, all proofs of claim filed by the Debtors’ unions relating to such collective bargaining agreements will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements.
ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS
7.1	Distributions for Claims Allowed as of the Effective Date
a.	Distributions to Be Made on the Effective Date
             Except as otherwise provided in this Article VII, distributions to be made on the Effective Date to holders of Claims, other than Channeled Personal Injury Claims, that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as is practicable, but in any event no later than 60 days after the Effective Date unless (i) such Claim is a Cure Amount Claim associated with an Executory Contract or Unexpired Lease to be assumed pursuant to the Plan about which there is dispute, in which case the payment on account of such Claim will be made in accordance with Section 6.2; (ii) such Claim is returned to a Disbursing Agent as undeliverable, in which case the payment on account of such Claim will be made in accordance with Section 7.5.b; or (iii) such Claim arises under a Public Note or a Prepetition Indenture, in which case such Claim will not be paid until the instruments, securities and other documentation evidencing such Claim, to the extent not held in book entry form, are received by the applicable Disbursing Agent in accordance with Section 7.11. Distributions on account of Channeled Personal Injury Claims will be made in accordance with the provisions of the applicable PI Trust Agreement and PI Trust Distribution Procedures.
b.	Distributions on the Effective Date in Respect of Class 9 Unsecured Claims
             From and after the Effective Date, New Common Stock to be distributed on account of Class 9 Claims (and any Cash or other distributions thereon) (i) will be maintained by and in the name of the applicable Disbursing Agent in the Unsecured Claims Reserve and held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims; (ii) will be accounted for separately; and (iii) will not constitute property of any of the Reorganized Debtors. New Common Stock to be issued and distributed on account of Class 9 Claims will be deemed issued on the Effective Date, irrespective of the date on which it actually is distributed.

7.2	Method of Distributions to Holders of Claims
             Other than with respect to Class 5, Class 6, Class 7 and Class 8 Claims, Reorganized KAC, or such Third Party Disbursing Agents as Reorganized KAC may employ in its sole discretion, will make all distributions required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Distributions on account of Class 5, Class 6, Class 7 and Class 8 will be made by the trustees of such Trust in accordance with the provisions of the applicable PI Trust Agreement and PI Trust Distribution Procedures.
7.3	Compensation and Reimbursement for Services Related to Distributions
             Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized KAC, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized KAC and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.
7.4	Provisions Governing the Unsecured Claims Reserve
a.	Funding of the Unsecured Claims Reserve
             On the Effective Date, the Reserved Shares will be placed in the Unsecured Claims Reserve by Reorganized KAC for the benefit of holders of Allowed Claims in Class 9.
b.	Property Held in Unsecured Claims Reserve

(i)	Dividends and Distributions
             Any cash distributions on account of New Common Stock held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such distributions to other holders of New Common Stock. Cash held in the Unsecured Claims Reserve as a result of such distributions (A) will be deposited in a segregated bank account in the name of the Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Class 9 Claims; (B) will be accounted for separately; and (C) will not constitute property of the Reorganized Debtors. The Disbursing Agent will invest the Cash held in such Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines. The Disbursing Agent will also place in such Unsecured Claims Reserve the Cash Investment Yield from such investment of Cash.
(ii)	Recourse
             Each holder of an Allowed Claim (including a Disputed Claim that ultimately becomes an Allowed Claim) in Class 9 entitled to a distribution in respect thereof under the Plan will have recourse only to the undistributed New Common Stock and/or Cash held in the Unsecured Claims Reserve for satisfaction of the distributions, if any, to which holders of Allowed Class 9 Claims are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.
(iii)	Voting of Undelivered New Common Stock
             Pending the distribution of any New Common Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent to be (A) represented in person or by proxy at each meeting of the stockholders of Reorganized KAC; (B) voted in any election of directors of Reorganized KAC for the nominees recommended by the board of directors of Reorganized KAC; and (C) voted with respect to any other matter as recommended by the board of directors of Reorganized KAC.

7.5	Delivery of Distributions and Undeliverable or Unclaimed Distributions
a.	Delivery of Distributions

(i)	Generally
             Except as provided in Section 7.5.a(ii), any distribution on account of an Allowed Claim will be made by the applicable Disbursing Agent to the holder of such Claim as of the Distribution Record Date: (A) at the address set forth on the proof of Claim Filed by holder of such Claim; (B) at the address set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (C) at the address reflected in the applicable Debtor’s Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.
(ii)	Special Provisions for Distributions to Holders of Public Note Claims
             Subject to the requirements of Section 7.11, any distribution to a holder of an Allowed Public Note Claim will be made by the applicable Disbursing Agent to the applicable Indenture Trustee for subsequent distribution to the holder of such Public Note Claim as of the Distribution Record Date in accordance with and subject to the applicable Prepetition Indenture, including any terms relating to enforcement of any such Indenture Trustee’s charging lien. No later than the Effective Date, each Indenture Trustee (other than the Senior Subordinated Note Indenture Trustee and the 6-1/2% RPC Revenue Bond Indenture Trustee) will deliver to Reorganized KAC a copy of the registry book maintained by such Indenture Trustee listing the record holders of the applicable Public Notes as of the Distribution Record Date and setting forth their respective holdings and contact information, as the same is maintained by such Indenture Trustee in the ordinary course of business. Unless otherwise agreed by Reorganized KAC and the applicable Indenture Trustee, no later than five Business Days following the Effective Date, Reorganized KAC will request from each clearing agency and each broker, dealer or other entity known to hold securities in nominee name that is shown on the registry book furnished by such Indenture Trustee information necessary to determine, as of the Distribution Record Date, the number of beneficial holders, and the aggregate principal amount of applicable Public Note Claims held by each such beneficial holder, qualified for treatment in Class 2, together with appropriate certifications of each participant in such clearing agency and each other appropriate broker, dealer or other entity that holds Public Notes of the applicable series on behalf of a beneficial owner and such other supporting information as Reorganized KAC may reasonably request. As to each series of Public Notes eligible for treatment in Class 2, the holders of Public Note Claims entitled to such treatment will be determined by Reorganized KAC solely based on such information, if any, that is provided to Reorganized KAC by the applicable Indenture Trustees and in response to the requests made in accordance with the immediately preceding sentence on or before the date that is 25 Business Days following the Effective Date; to the extent any such information is not so provided by such date as to any holder of a Public Note the affected holder will be ineligible for Class 2 treatment and will be treated solely as provided in Class 9. Reorganized KAC will promptly furnish to the applicable Indenture Trustee a copy of the information received by Reorganized KAC in response to the requests made in accordance with the second preceding sentence for the applicable series of Public Notes. The Debtors and each Third Party Disbursing Agent, including the applicable Indenture Trustees, shall be entitled to rely conclusively upon information received by Reorganized KAC as contemplated by this Section 7.5a(ii) for all purposes of the Plan. Distributions will be made to the applicable Indenture Trustee as promptly as practicable after the date that is 30 Business Days following the Effective Date. For purposes of making any calculations required under Section 7.8.b(i), prior to the date that is 30 Business Days following the Effective Date, such calculations will assume that all Public Note Claims in respect of the applicable series of Public Notes will be treated as Class 9 Claims. Each Indenture Trustee (other than the Senior Subordinated Note Indenture Trustee) will be entitled to compensation and reimbursement in its capacity as Third Party Disbursing Agent as contemplated by Section 7.3.
(iii)	Quarterly Distributions
             On each Quarterly Distribution Date or as promptly thereafter as is practicable, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Disputed Claims that have become Allowed Claims during the immediately preceding calendar quarter.

b.	Undeliverable Distributions Held by Disbursing Agents

(i)	Holding and Investment
             If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, then unless and until the applicable Disbursing Agent is notified in writing of such holder’s then-current address: (A) subject to Section 7.5.b(iii), such undeliverable distributions will remain in the possession of the applicable Disbursing Agent and no further attempt will be made to deliver such distribution; and (B) no attempt will be made to deliver subsequent distributions to such holder and any such distribution that such holder would otherwise be entitled to receive instead will be deemed undeliverable and remain in the possession of the applicable Disbursing Agent. Undeliverable New Common Stock and Cash (including distributions on account of undeliverable New Common Stock) will be held by the applicable Disbursing Agent in a book-entry sub-account, for the benefit of such holder. The applicable Disbursing Agent will invest undeliverable Cash held in any such book-entry sub-account in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines, and any Cash Investment Yield generated from such investment activities will be held in such book-entry sub-account for the benefit of such holder. Subject to Section 7.5.b(ii), when such holder notifies the applicable Disbursing Agent in writing of its then-current address, the applicable Disbursing Agent will deliver to such holder all New Common Stock and Cash contained in such book-entry sub-account (net of provision for Taxes).
(ii)	Forfeiture and Redistribution
             Any holder of an Allowed Claim (other than a Channeled Personal Injury Claim) that does not assert a claim for an undeliverable distribution by delivering to the applicable Disbursing Agent a written notice setting forth such holder’s then-current address within two years after the later of (A) the Effective Date and (B) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or the property of any of them, whereupon all New Common Stock and Cash contained in the book-entry sub-account created for the benefit of such holder will be redistributed to holders of Allowed Claims in Class 9. For purposes of any such redistribution, each Allowed Claim in respect of which a claim for an undeliverable distribution has been discharged as contemplated by this Section 7.5.b(ii) will be deemed disallowed in its entirety.
(iii)	No Requirement to Attempt to Locate Holders
             Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.
7.6	Distribution Record Date
             a. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the Distribution Record Date.
             b. As of the Distribution Record Date, each transfer register for the Public Notes, as maintained by the Debtors or an Indenture Trustee, will be closed. Neither the applicable Disbursing Agent nor the applicable Indenture Trustee will have any obligation to recognize the transfer or sale of any Public Note Claim that occurs after the Distribution Record Date and each will be entitled for all purposes herein to recognize and make distributions only to those holders of Public Note Claims who are holders of such Claims as of the Distribution Record Date.
             c. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

             d. The provisions of this Section 7.6 are not applicable to Channeled Personal Injury Claims.
7.7	Means of Cash Payments
             Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in United States currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If a check included in a distribution to a holder of an Allowed Claim is not cashed within 180 days of the issuance thereof, the Disbursing Agent will void such check and such distribution will be treated as undeliverable in accordance with Section 7.5.b.
7.8	Timing and Calculation of Amounts to Be Distributed
a.	Allowed Claims in Classes Other Than Classes 5, 6, 7, 8 or 9
             Subject to Section 7.1, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 5, Class 6, Class 7, Class 8 or Class 9 will receive the full amount of the distribution to which a holder of an Allowed Claim in the applicable Class is entitled in accordance with Section 3.3. On each Quarterly Distribution Date or as promptly thereafter as is practicable, distributions will be made, pursuant to Section 8.4, to holders of Disputed Claims in any such Class that were allowed during the immediately preceding calendar quarter. Such distributions will also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.
b.	Allowed Claims in Class 9

(i)	Initial Distributions
             On the Effective Date or as promptly thereafter as is practicable, the applicable Disbursing Agent will make distributions to holders of Class 9 Claims allowed as of the Effective Date from the Unsecured Claims Reserve in accordance with Section 3.3.g. The amount of such distributions will be calculated as if each then-unresolved Disputed Claim in Class 9 were an Allowed Claim in its Face Amount.
(ii)	Quarterly Distributions
             On each Quarterly Distribution Date or as promptly thereafter as practicable, the applicable Disbursing Agent will distribute to each holder of a Claim in Class 9 allowed prior to such Quarterly Distribution Date a distribution from the Unsecured Claims Reserve in an amount equal to: (A) the number of shares of New Common Stock that such holder would have been entitled to receive pursuant to Section 7.8.b(i) if such Claim and each other Claim in Class 9 allowed prior to such Quarterly Distribution Date had been an Allowed Claim as of the Effective Date (with the amount of such distribution to be calculated in the manner described in Section 7.8.b(i) including any additional distribution to a holder of a Senior Note Claim or a holder of a 7 3/4% SWD Revenue Bond Claim required pursuant to the second sentence of Section 3.3.g) minus (B) the aggregate number of shares of New Common Stock previously distributed on account of such Claim.
c.	Distributions of New Common Stock

(i)	Distributions on New Common Stock
             Each distribution of New Common Stock will include, to the extent applicable, (A) Cash or other distributions previously paid to the Disbursing Agent on account of any New Common Stock included in such distribution and (B) any Cash Investment Yield generated from the investment of such distributions (net of provision for Taxes).

(ii)	No Fractional Shares
             Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued and distributed. When any distribution on account of an Allowed Claim would otherwise result in the issuance and distribution of a number of shares of New Common Stock that is not a whole number, the number of shares to be issued and distributed will be rounded to a whole number on an equitable basis to be determined by the applicable Disbursing Agent in order to ensure that all such shares are issued and distributed and are so issued and distributed only in whole numbers. No consideration will be provided in lieu of fractional shares that are rounded down.
d.	Compliance with Tax Requirements
             To the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that it determines, in its reasonable discretion, to be necessary, appropriate or desirable to comply with such withholding and reporting requirements; provided, however, that, notwithstanding the foregoing or any other provision of the Plan, each entity receiving a distribution of New Common Stock or Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including withholding obligations. If the Disbursing Agent determines that withholding is required with respect to a distribution of New Common Stock to be made on account of any Claim, the holder of such Claim will have the option of (i) paying to the Disbursing Agent an amount of Cash equal to the amount of such withholding (for remission by the Disbursing Agent to the appropriate taxing authority) or (ii) subject to any applicable restrictions on transfer, entering into arrangements satisfactory to the Disbursing Agent for (A) the sale of that number of shares of New Common Stock otherwise to be distributed to such holder sufficient to generate net Cash proceeds which, together with any Cash otherwise to be distributed to such holder, are sufficient to fund the payment of any such withholding and (B) the payment to the Disbursing Agent of an amount of Cash equal to the amount of such withholding (for remission by the Disbursing Agent to the appropriate taxing authority).
e.	NLRB Claims
             Distributions pursuant to the Plan on account of any Claim in Class 9 held by the National Labor Relations Board will be distributed in accordance with the provisions of this Article VII and such other procedures as may be agreed by the National Labor Relations Board, the USW and the Debtors.
7.9	Application of Distributions
             To the extent applicable, all distributions to a holder of an Allowed Claim will be deemed to apply first to the principal amount of such Claim until such principal amount is paid in full; any remaining portion of such distribution will then be deemed to apply to any interest accrued on such Claim prior to the Petition Date included in such Claim.
7.10	Setoffs
             Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such a Claim holder, which are preserved under the Plan.

7.11	Surrender of Cancelled Securities
             As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by certificated notes or other certificated securities (other than certificated securities in global form held in the name of CEDE & Co. as nominee for the Depository Trust Company and in the custody of CEDE & Co., the Depository Trust Company or an Indenture Trustee), the holder of such Claim must tender the certificate representing the applicable notes or other securities evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section 7.5.b.
a.	Tender of Public Notes
             Except as provided in Section 7.11.b for lost, stolen, mutilated or destroyed Public Note certificates, to the extent such Public Notes are held in certificated form, each holder of a Public Note Claim based on Public Notes must tender the certificate representing the applicable Public Notes (other than certificates representing securities in global form held in the name of CEDE & Co. as nominee for the Depository Trust Company and in the custody of CEDE & Co., the Depository Trust Company or an Indenture Trustee), to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the applicable Indenture Trustee as promptly as practicable following the Effective Date or, in the case of 6-1/2% RPC Revenue Bonds held in unregistered bearer form, in accordance with such procedures as may be determined by the 6-1/2% RPC Revenue Bond Trustee to be appropriate under the 6-1/2% RPC Revenue Bond Indenture. Each such letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Public Notes to act and the authenticity of any signatures required thereon. All certificates representing Public Notes so surrendered will be marked as cancelled and delivered to Reorganized KAC.
b.	Lost, Stolen, Mutilated or Destroyed Public Notes
             Any holder of an Allowed Public Note Claim with respect to which the certificate representing the underlying Public Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Public Note certificate, deliver to the applicable Disbursing Agent: (i) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Public Note. Upon compliance with this Section 7.11.b by a holder of an Allowed Public Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the certificate representing the applicable Public Note.
c.	Tender of Coupons Appertaining to 6-1/2% RPC Revenue Bonds
             Each holder of a Public Note Claim based on coupons appertaining to 6-1/2% RPC Revenue Bonds must tender the applicable coupons to the 6-1/2% RPC Revenue Bond Indenture Trustee in accordance with such procedures as may be determined by the 6-1/2% RPC Revenue Bond Indenture Trustee to be appropriate under the 6-1/2% RPC Revenue Bond Indenture. All coupons so surrendered will be marked cancelled and delivered to Reorganized KAC.
d.	Failure to Surrender Public Notes or Coupons
             Any holder of an Allowed Public Note Claim required by this Section 7.11 to surrender a Public Note or a coupon appertaining to a 6-1/2% RPC Revenue Bond that fails to surrender or be deemed to have surrendered the applicable Public Notes or coupons within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Public Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any Cash or New Common Stock held for distribution on account of such Public Note Claim will be treated in accordance with the provisions set forth in Section 7.5.b(ii).

7.12	Special Provision Relating to Environmental Settlement Agreement
             Reorganized KAC will make, or cause to be made, any distributions required to be made under the Environmental Settlement Agreement in respect of Additional Sites (as such term is defined therein).
ARTICLE VIII
PROCEDURES FOR RESOLVING DISPUTED CLAIMS
8.1	Prosecution of Objections to Claims
a.	Objections to Claims
             All objections to Claims, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures, must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim other than Channeled Personal Injury Claims by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each Tort Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section 1.1(27), if ever.
b.	Authority to Prosecute Objections
             After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures, without approval of the Bankruptcy Court. This grant of authority to the Debtors and Reorganized Debtors will not limit the right of the US Trustee or any other party in interest to object to Professional Fee Claims as contemplated by Section 3.1.a(vii)(B)(1).
8.2	Liquidation and Payment of Tort Claims
             At the Debtors’ or, after the Effective Date, the Reorganized Debtors’ option, any unliquidated Tort Claim as to which a proof of Claim was timely Filed in the Reorganization Cases will be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. The Debtors and the Reorganized Debtors may exercise the above option by service upon the holder of the applicable Tort Claim of a notice informing the holder of such Claim that the Debtor or Reorganized Debtor has exercised such option. Upon the Debtor’s service of such notice, the automatic stay provided under section 362 of the Bankruptcy Code will be deemed modified, without the necessity for further Bankruptcy Court approval, solely to the extent necessary to allow the parties to determine or liquidate the Tort Claim in the applicable administrative or judicial tribunal(s). Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court will retain jurisdiction relating to Tort Claims, including the Debtors’ right to have such Claims determined and/or liquidated in the Bankruptcy Court (or the District Court) pursuant to Section 157(b)(2)(B) of title 28 of the United States Code, as may be applicable). Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 8.2 and applicable non-bankruptcy law that is no longer appealable or subject to review will be deemed an Allowed Claim in Class 9 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor’s self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtors’ insurance policies will be treated as an Allowed Claim for the purposes of distributions under the Plan. In no event will a distribution be made under the Plan to the holder of a Tort Claim on account of any portion of an Allowed Claim in excess of the applicable Debtor’s deductible or self-insured retention under any applicable insurance policy. In the event a Tort Claim is determined and liquidated pursuant to a judgment or order that is obtained in accordance with this Section 8.2 and is no longer appealable or subject to review, and applicable non-bankruptcy law provides for no recovery against the applicable Debtor, such Tort Claim will be deemed expunged without the necessity for further Bankruptcy Court approval upon the applicable Debtor’s service of a copy of such judgment or order upon the holder of such Tort Claim. Nothing contained in this Section will constitute or be deemed a waiver of any claim, right or cause of action that a Debtor may have against any person or entity in connection with or arising out of any Tort Claim, including but not limited to any rights under Section 157(b)(5) of title 28 of the United States Code.
8.3	Treatment of Disputed Claims
             Notwithstanding any other provision of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever. In lieu of distributions under the Plan to holders of Disputed Claims in Class 9, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of those Claim holders, as well as holders of Allowed Claims in Class 9 entitled to a distribution in respect thereof.
8.4	Distributions on Account of Disputed Claims Once Allowed
             On each Quarterly Distribution Date or as promptly thereafter as is practicable, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the immediately preceding calendar quarter. Such distributions will be made in accordance with the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section 7.8.b.
8.5	Tax Requirements for Income Generated by Unsecured Claims Reserve
             The recovery of holders of Allowed Claims in Class 9 consists of the treatment set forth herein and the post-Effective Date interest on the Cash held in the Unsecured Claims Reserve, if any, at a rate determined by the Cash Investment Yield. Reorganized KAC will include in its Tax returns all items of income, deduction and credit of the Unsecured Claims Reserve; provided, however, that no distribution will be made to the applicable Reorganized Debtor out of the Unsecured Claims Reserves as a result of this inclusion. The Disbursing Agent will pay, or cause to be paid, out of the funds held in the applicable Unsecured Claims Reserve, any Tax imposed on the Unsecured Claims Reserve (as opposed to the Reorganized KAC or the holders of Allowed Claims in Class 9) by any governmental unit with respect to income generated by the funds and New Common Stock held in the Unsecured Claims Reserve. The Disbursing Agent will also file or cause to be filed any Tax or information return related to the Unsecured Claims Reserve that is required by any governmental unit.
ARTICLE IX
SUBSTANTIVE CONSOLIDATION OF CERTAIN DEBTORS
9.1	Substantive Consolidation
             In connection with Confirmation, the Debtors will seek Bankruptcy Court approval of the substantive consolidation of the Substantively Consolidated Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to the relevant order of the Bankruptcy Court: (a) all assets and liabilities of the Substantively Consolidated Debtors will be deemed merged; (b) all guarantees by, or co-obligations of, one Substantively Consolidated Debtor in respect of the obligations of any other Substantively Consolidated Debtor will be deemed eliminated so that any Claim against any Substantively Consolidated Debtor and any guarantee by, or co-obligation of, any other Substantively Consolidated Debtor and any joint or several liability of any of the Substantively Consolidated Debtors will be deemed to be one obligation of the consolidated Substantively Consolidated Debtors; and (c) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Substantively Consolidated Debtors will be deemed Filed against the consolidated Substantively Consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Substantively Consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect the legal and corporate structures of the Substantively Consolidated Debtors, nor will such substantive consolidation affect or be deemed to affect any Intercompany Claim in any manner contrary to the Intercompany Claims Settlement, nor will such substantive consolidation be deemed to affect any Other Debtor or Claims against any Other Debtor.
9.2	Order Granting Substantive Consolidation
             The Plan will serve as a motion seeking entry of an order substantively consolidating the Substantively Consolidated Debtors, as described, and to the limited extent set forth in, Section 9.1. Unless an objection to such substantive consolidation is made in writing by any creditor or claimant affected by the Plan, Filed with the Bankruptcy Court and served on the parties identified in Section 14.9 on or before [___], 2005, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.
ARTICLE X
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
10.1	Conditions to Confirmation
             The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section 10.3:
             a. The Confirmation Order shall have been entered on the docket of the Clerk of the Bankruptcy Court in form and substance satisfactory to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative and each of the following findings shall be contained in all substantial respects in the Confirmation Order:
             (i) The PI Channeling Injunctions are to be implemented in connection with the establishment of the PI Trusts;
             (ii) As of the Petition Date, certain of the Debtors had been named as defendants in personal injury or wrongful death damage actions seeking recovery for damages in respect of Channeled Personal Injury Claims;
             (iii) On the Effective Date, each PI Trust shall assume the liabilities of the Debtors with respect to applicable Channeled Personal Injury Claims;
             (iv) The Asbestos PI Trust will be funded in part by 94% of the common stock of Kaiser Trading, and all rights to receive dividends or other distributions on account of such common stock;
             (v) The Silica PI Trust will be funded in part by 6% of the common stock of Kaiser Trading, and all rights to receive dividends or other distributions on account of such common stock;
             (vi) Each PI Trust will use its assets or income to pay applicable Channeled Personal Injury Claims;
             (vii) The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims, the CTPV Personal Injury Claims and the Silica Personal Injury Claims, that are addressed by the respective PI Channeling Injunctions;
             (viii) The actual amounts, numbers and timing of future Demands cannot be determined;
             (ix) Pursuit of Channeled Personal Injury Claims, including Demands, outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with Claims and future Demands;
             (x) The terms of the PI Channeling Injunctions, including any provisions barring actions against third parties, are set out in conspicuous language in the Plan and in the Disclosure Statement;
             (xi) Other than with respect to NIHL Personal Injury Claims, which do not include Demands, pursuant to court orders or otherwise, each PI Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of applicable Channeled Personal Injury Claims or other comparable mechanisms that provide reasonable assurance that such Trust will value, and be in a financial position to pay, applicable present Channeled Personal Injury Claims and future Channeled Personal Injury Claims and Demands that involve similar Claims in substantially the same manner;
             (xii) Each of the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the respective PI Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in such Injunction, and transferred to and assumed by the applicable PI Trust;
             (xiii) The inclusion of each Debtor or beneficiary within the protection afforded by the respective PI Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against each such Debtor or beneficiary in light of the benefits provided, or to be provided, to the applicable PI Trust on behalf of such Debtor or such beneficiary;
             (xiv) The Plan complies with section 524(g) of the Bankruptcy Code in all respects;
             (xv) The transfer of rights to proceeds from the Included PI Trust Insurance Policies to the Funding Vehicle Trust for the benefit of the PI Trusts is valid and enforceable and transfers such rights under the Included PI Trust Insurance Policies as the Debtors may have, subject to any and all PI Insurer Coverage Defenses. The discharge and release of the Debtors and Reorganized Debtors from all Claims, and the injunctive protection provided to the Debtors, Reorganized Debtors and Protected Parties with respect to Demands as provided herein shall not affect the liability of any PI Insurance Company except (A) to the extent that any such insurance company is also a Settling Insurance Company or (B) that all PI Insurer Coverage Defenses are preserved; and
             (xvi) The PI Channeling Injunctions are essential to the Plan and the Debtors’ reorganization efforts.
             b. The Debtors shall have received a commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to (i)the Debtors and (ii) the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative and such commitment shall then be in effect; provided, however, that a person in clause (ii) may object to such terms and conditions only to the extent (x) they differ materially from those contained in the Commitment Letter, dated January 14, 2005, with J.P. Morgan Securities Inc. and The CIT Group/Business Credit, Inc. and (y) they conflict with the terms of the Plan or are materially less favorable to the Debtors than those then generally available to companies that are comparable to the Debtors.
             c. All Exhibits to the Plan shall be in form and substance reasonably satisfactory to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative.
10.2 Conditions to the Effective Date
             The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section 10.3.
             a. The Confirmation Order shall have become a Final Order.
             b. The documents effectuating the Exit Financing Facility will have been executed and delivered by Reorganized KAC, the Exit Financing Facility Agent Bank and the financial institutions named therein.
             c. The shares of New Common Stock to be issued pursuant to the Plan shall have been registered under the Exchange Act.
             d. The New Common Stock shall have been designated as NASDAQ National Market or NASDAQ SmallCap Market securities by The Nasdaq Stock Market, Inc. or authorized for listing on or accepted for quotation through any exchange registered pursuant to Section 6(a) of the Exchange Act, subject to official notice of issuance.
             e. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order), in form and substance acceptable to the Debtors, approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary, appropriate or desirable to implement the Plan, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents to be entered into or delivered in connection with the Plan.
             f. The Bankruptcy Court and/or the District Court, as required, shall have entered each of the PI Channeling Injunctions (which may be included in the Confirmation Order), with each containing terms satisfactory to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative.
             g. The PI Channeling Injunctions shall be in full force and effect.
             h. The Funding Vehicle Trust Agreement and each PI Trust Agreement shall have been executed by the parties thereto.
             i. Concurrently with the Effective Date, 70.5% of the KFC Claim shall have been transferred to the Asbestos PI Trust and 4.5% of the KFC Claim shall have been transferred to the Silica PI Trust.
             j. The Canadian Proceeding shall have been dismissed or terminated.
             k. All other actions, documents, consents and agreements necessary to implement the Plan will have been effected, obtained and/or executed.
10.3	Waiver of Conditions to the Confirmation or Effective Date
             The conditions to Confirmation set forth in Section 10.1 and the conditions to the Effective Date set forth in Section 10.2 may be waived in whole or part by the Debtors at any time and without an order of the Bankruptcy Court with consent of the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’

Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative; provided, however, that in the event the Retirees’ Committee fails to consent and all other such consents have been given, a condition may be waived pursuant to an order of the Bankruptcy Court.
10.4	Effect of Nonoccurrence of Conditions to the Effective Date
             If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section 10.3, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 10.4: (a) the Plan will be null and void in all respects including with respect to (i) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and (ii) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Sections 6.1 and 6.3; and (b) nothing contained in the Plan will (i) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.
ARTICLE XI
CRAMDOWN
             The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to: (a) any impaired Class other than Class 5 that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code; and (b) any Class that is deemed to have not accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
ARTICLE XII
DISCHARGE, TERMINATION AND INJUNCTION
12.1	Discharge of Claims and Termination of Interests
             a. Except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan, in the Confirmation Order or the Environmental Settlement Agreement, Confirmation will, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts and Interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (C) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of equity security holders in the Debtors.
             b. In accordance with the foregoing, except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest. The foregoing will not limit any rights that the United States of America or the individual States may have under environmental laws to seek to enforce equitable remedies against the Debtors, the Reorganized Debtors or the successors thereto to the extent such equitable remedies are not considered Claims under applicable bankruptcy law and relate to matters that have not been resolved by the Environmental Settlement Agreement or other settlements; provided, however, that the

Debtors, the Reorganized Debtors or the successors thereto may raise any and all available defenses (including defenses under bankruptcy law) in any action by the United States of America or an individual State to enforce such equitable remedies. Under the Plan, all rights and defenses (including defenses under bankruptcy law) of the Debtors, the Reorganized Debtors and the successors thereto and the United States of America with regard to the Reserved Sites (as such term is defined in the Environmental Settlement Agreement) for which the Debtors and the United States of America have not reached settlement as of the Confirmation Date will be preserved. Notwithstanding any provision of the Plan, the rights of the United States of America or the individual States party to the Environmental Settlement Agreement with respect to Debtor-Owned Sites (as such term is defined in the Environmental Settlement Agreement) will be governed by the Environmental Settlement Agreement.
12.2	Injunctions
             a. In addition to the injunctions provided in the PI Channeling Injunctions, except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability of the Debtors, or an Interest or other right of an equity security holder with respect to the Debtors, that is discharged, released, waived, settled or deemed satisfied in accordance with the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities, Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or the property of any of them, other than to enforce any right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or the property of any of them, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance of any kind against the Debtors, the Reorganized Debtors or the property of any of them; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.
             b. In addition to the injunctions provided in the PI Channeling Injunctions, as of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan, including pursuant to Section 4.5, will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.
             c. Channeled PI Insurance Entity Injunction
             (i) Purpose. In order to protect the Funding Vehicle Trust and each PI Trust and to preserve the PI Trust Assets, pursuant to the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, the Bankruptcy Court shall issue as part of the Confirmation Order the Channeled PI Insurance Entity Injunction; provided, however, that: (A) the Funding Vehicle Trust shall have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the Channeled PI Insurance Entity Injunction with respect to any PI Insurance Company upon express written notice to such PI Insurance Company; and (B) the Channeled PI Insurance Entity Injunction is not issued for the benefit of any PI Insurance Company, and no PI Insurance Company is a third-party beneficiary of the Channeled PI Insurance Entity Injunction.
             (ii) Terms. Subject to the provision of Section 12.2.c(i) of the Plan, all Entities (excluding, however, the Funding Vehicle Trust, the Asbestos PI Trust, the Silica PI Trust, the CTPV PI Trust, the NIHL PI Trust and the Reorganized Debtors to the extent they are permitted or required to pursue claims relating to any PI Insurance Coverage Action and/or the PI Insurance Assets) that have held or asserted, that hold or assert or that may in the future hold or assert any claim, demand or cause of action (including any Channeled Personal Injury Claim or respecting any Trust Expense) against any PI Insurance Company based upon, attributable to, arising out of or in any way connected with any such Channeled Personal Injury Claim, whenever and wherever arising or asserted, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments, satisfaction or recovery with respect to any such Claim, Demand or cause of action including, but not limited to:
             (A) commencing, conducting or continuing, in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitration, administrative or other proceeding) in any forum with respect to any such Claim, Demand or cause of action against any PI Insurance Company, or against the property of any PI Insurance Company, with respect to any such claim, demand or cause of action;
             (B) enforcing, levying, attaching, collecting or otherwise recovering, by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any PI Insurance Company, with respect to any such claim, demand or cause of action;
             (C) creating, perfecting or enforcing in any manner, directly or indirectly, any encumbrance against any PI Insurance Company, or the property of any PI Insurance Company, with respect to any such claim, demand or cause of action; and
             (D) except as otherwise specifically provided in the Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind, directly or indirectly, against any obligation of any PI Insurance Company, or against the property of any PI Insurance Company, with respect to any such claim, demand or cause of action;
provided, however, that: (x) the Channeled PI Insurance Entity Injunction shall not impair in any way any actions brought by the Funding Vehicle Trust and/or the Reorganized Debtors against any PI Insurance Company; (y) the Funding Vehicle Trust shall have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the Channeled PI Insurance Entity Injunction with respect to any PI Insurance Company upon express written notice to such PI Insurance Company; and (z) the Channeled PI Insurance Entity Injunction is not issued for the benefit of any PI Insurance Company, and no PI Insurance Company is a third-party beneficiary of the Channeled PI Insurance Entity Injunction.
             (iii) Reservations. Notwithstanding anything to the contrary above, this Channeled PI Insurance Entity Injunction shall not enjoin:
             (A) the rights of entities to the treatment accorded them under the Plan, as applicable, including the rights of holders of Channeled Personal Injury Claims to assert such Claims, as applicable, in accordance with the applicable PI Trust Distribution Procedures;
             (B) the rights of entities to assert any claim, debt, obligation, cause of action or liability for payment of Trust Expenses against the Funding Vehicle Trust or a PI Trust;
             (C) the rights of the Funding Vehicle Trust and the Reorganized Debtors (to the extent permitted or required under the Plan) to prosecute any action based on or arising from the Included PI Trust Insurance Policies;

             (D) the rights of the Funding Vehicle Trust and the Reorganized Debtors to assert any claim, debt, obligation, cause of action or liability for payment against a PI Insurance Company based on or arising from the Included PI Trust Insurance Policies; and
             (E) The rights of any PI Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other PI Insurance Company that is not a Protected Party.
ARTICLE XIII
RETENTION OF JURISDICTION
             Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:
             a. Interpret, enforce and administer the Funding Vehicle Trust Agreement, the PI Trust Funding Agreement or a PI Trust Agreement (including all annexes and Exhibits thereto);
             b. Hear and determine any proceeding that involves the validity, application, construction, enforceability or modification of the PI Channeling Injunctions or of the application of section 105 or section 524(g) of the Bankruptcy Code to any of the PI Channeling Injunctions;
             c. Hear and determine all objections to the termination of the Funding Vehicle Trust and any PI Trust;
             d. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than Channeled Personal Injury Claims) or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance, priority or classification of Claims (other than Channeled Personal Injury Claims) or Interests;
             e. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;
             f. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;
             g. Ensure that distributions to holders of Allowed Claims (other than Channeled Personal Injury Claims) are accomplished pursuant to the Plan;
             h. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;
             i. Enter such orders as may be necessary or appropriate to implement or consummate each provision of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
             j. Resolve any cases, controversies, suits or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

             k. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, any Bankruptcy Court order, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;
             l. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;
             m. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;
             n. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
             o. Enter a final decree closing the Reorganization Cases; and
             p. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.
             Notwithstanding anything to the contrary in this Article XIII, (i) the allowance of Channeled Personal Injury Claims and the forum in which such allowance will be governed by and in accordance with the applicable PI Trust Agreement and PI Trust Distribution Procedures and (ii) the Bankruptcy Court will have concurrent rather than exclusive jurisdiction with respect to disputes relating to rights under insurance policies included in the PI Insurance Assets.
ARTICLE XIV
MISCELLANEOUS PROVISIONS
14.1	Dissolution of Committees
             Subject to any applicable Bankruptcy Court order, on the Effective Date, the Creditors’ Committee, Asbestos Claimants’ Committee and the Retirees’ Committee will dissolve and the members of the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases; provided, however, that the duties and obligations of the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative will continue after the Effective Date pursuant to any applicable provisions of the PI Trust Agreements and the PI Trust Distribution Procedure, all costs of which will be borne by the applicable PI Trust or the Funding Vehicle Trust. The Professionals retained by the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and the members of such Committees will not be entitled to assert any Professional Fee Claims for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 3.1.a(vii)(B)(1) and in connection with any appeal of the Confirmation Order. Notwithstanding the foregoing, in the event that appeals in respect of any Contractual Subordination Dispute or the PBGC Settlement Agreement remain pending on the Effective Date, the Creditors’ Committee shall not dissolve until resolution of each such appeal, and the Professionals retained by the Creditors’ Committee will be entitled to assert Professional Fee Claims in connection with any such appeal in accordance with the Intercompany Claims Settlement and pursuant to the Plan and the Alumina Subsidiary Plans.
14.2	Limitation of Liability
             The Debtors, the Reorganized Debtors, the DIP Lenders, the Indenture Trustees and their respective directors, officers, employees and professionals, acting in such capacity and the Creditors’ Committee or members thereof, the Asbestos Claimants’ Committee or members thereof, the Retirees’ Committee or members thereof, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and their respective Professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section 14.2 will have no effect on (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.
14.3	Modification of the Plan
             Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code the Debtors or the Reorganized Debtors, as the case may be, reserve the right to alter, amend or modify the Plan before its substantial consummation with the consent of the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative; provided, however, that in the event the Retirees’ Committee fails to consent and all other such consents have been given, such alteration, amendment or modification may be made pursuant to an order of the Bankruptcy Court.
14.4	Revocation of the Plan
             The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to a Debtor does not occur, then, with respect to any such Debtor, the Plan will be null and void in all respects, and nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or (b) prejudice in any manner the rights of such Debtor or any other party.
14.5	Severability of Plan Provisions
             If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.6	Exhibits
             All Exhibits to the Plan are incorporated by reference and are intended to be an integral part of this document as though fully set forth in the Plan.
14.7	Successors and Assigns
             The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.
14.8	Service of Certain Plan Exhibits and Disclosure Statement Exhibits
             Because the Exhibits to the Plan are voluminous, not all the Exhibits are being served with copies of the Plan and the Disclosure Statement. Any party in interest may obtain the Plan Exhibits from the Document Website.
14.9	Service of Documents
             Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors or the Creditors’ Committee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

a.	The Debtors and the Reorganized Debtors:

John M. Donnan, Esq.
Vice President, Secretary and General Counsel
KAISER ALUMINUM CORPORATION
27422 Portola Parkway, Ste. 350
Foothill Ranch, California 92610-2831
Fax: (949) 614-1930

Daniel J. DeFranceschi, Esq.
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Fax: (302) 651-7701

- and -

Gregory M. Gordon, Esq.
Henry L. Gompf, Esq.
Troy B. Lewis, Esq.
Daniel P. Winikka, Esq.
JONES DAY
2727 North Harwood
Dallas, Texas 75201
Fax: (214) 969-5100

(Counsel to the Debtors and Reorganized Debtors)

b.	The Creditors’ Committee:

Lisa G. Beckerman, Esq.
AKIN, GUMP, STRAUSS, HAUER & FELD, LLP
590 Madison Avenue
New York, New York 10022
Fax: (212) 872-8162

- and -

William P. Bowden, Esq.
ASHBY & GEDDES
222 Delaware Avenue
P.O. Box 1150
Wilmington, Delaware 19899
Fax: (302) 654-2067

(Counsel to the Creditors’ Committee)

c.	The Asbestos Claimants’ Committee:

Elihu Inselbuch, Esq.
CAPLIN & DRYSDALE CHARTERED
399 Park Avenue
New York, New York 10022
Fax: (212) 644-6755

- and -

Peter Van N. Lockwood, Esq.
Ronald E. Reinsel, Esq.
CAPLIN & DRYSDALE CHARTERED
One Thomas Circle NW
Washington, D.C. 20005

(Counsel to the Asbestos Claimants’ Committee)

d.	The Retirees’ Committee:

Frederick D. Holden, Jr., Esq.
ORRICK, HERRINGTON & SUTCLIFF LLP
The Orrick Building
405 Howard Street
San Francisco, California 94105-2669
Fax: (415) 773-5759

e.	The Future Asbestos Claimants’ Representative:

Martin J. Murphy, Esq.
1700 Midland Bldg.
101 Prospect Ave. West
Cleveland, Ohio 44115
Fax: (216) 621-0602

- and -

James L. Patton, Esq.
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street
17th Floor
P.O. Box 391
Wilmington, Delaware 19899
Fax: (302) 571-1233

(Counsel to the Future Asbestos Claimants’ Representative)

f.	The Future Silica and CTPV Claimants’ Representative:

Anne M. Ferazzi, Esq.
11923 Winwood
Houston, Texas 77024
Fax: (713) 953-1107

Sander L. Esserman, Esq.
STUTZMAN, BROMBERG, ESSERMAN & PLIFKA
2323 Bryan Street
Suite 2200
Dallas, Texas 75201
Fax: (214) 969-4999

- and -

Stephen A. Buxbaum, Esq.
HAYNES AND BOONE, LLP
1 Houston Center
1221 McKinney, Suite 2100
Houston, Texas 77010
Fax: (713) 236-5404

(Counsel to the Future Silica and CTPV Claimants’ Representative)

g.	The US Trustee:

David Klauder, Esq.
OFFICE OF THE UNITED STATES TRUSTEE
844 King Street
Suite 2313
Wilmington, Delaware 19801
Fax: (302) 573-6497

Dated: August 24, 2005	Respectfully submitted,

KAISER ALUMINUM CORPORATION

By:

Name:
Title:

KAISER ALUMINUM & CHEMICAL CORPORATION, on its own behalf and on behalf of each direct or indirect subsidiary Debtor

By:

Name:
Title:
COUNSEL:

Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION